Exhibit 10.6

AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

Private & Confidential (Addressee Only)

{EMPNAME}

{EMPNUM}

We are pleased to advise you (the “Participant”) that Analog Devices, Inc., a Massachusetts corporation (the “Company”), has granted to the Participant that number of Restricted Stock Units (“RSUs”) set forth below, subject to the terms and conditions of the Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”) and this Global Restricted Stock Unit Agreement, including Appendix A, which includes any applicable country-specific provisions. This Global Restricted Stock Unit Agreement, together with Appendix A, is referred to as the “Agreement”. The grant of RSUs reflects the Company’s confidence in the Participant’s commitment and contributions to the success and continued growth of the Company. All terms not defined in this Agreement shall have the meaning set forth in the Plan.

1.	Grant of Restricted Stock Unit.
Subject to the terms and conditions of the Plan and this Agreement, the Company has granted to the Participant that number of RSUs (the “Award”) effective on the Date of Grant set forth below:
Date of Grant:     {GRANTDATE}
Number of RSUs:     {RSSHARESGRANTED}
{RSVESTDESC}     {RSVESTSCHED}
If the Participant resides in Australia, Canada, a European Economic Area or European Union member state, Hong Kong, Israel, Japan, Serbia, Switzerland, Taiwan, or Turkey, due to local legal requirements the Participant must accept this Agreement no later than {270DAYS+GRANTDATE} or this Award shall terminate and will become null and void. For purposes of this Agreement, the Participant is deemed to reside in the country where his or her Employer is located. In addition, if the Participant resides in Israel, written consent may be required by {45DAYS+GRANTDATE}, the Participant should refer to Appendix A for details.
If the Participant resides in the United States or any other country listed in Appendix A and does not accept this Agreement by {270DAYS+GRANTDATE}, or such other date that may be communicated, the Company will automatically accept the Agreement on the Participant’s behalf. If the Participant declines this Agreement, this Award shall terminate and will become null and void. The Participant may not decline this Agreement on or after {270DAYS+GRANTDATE}.
Each one (1) RSU shall, if and when it vests in accordance with this Agreement, automatically convert into one (1) share of common stock, US$0.16 2/3 par value, of the Company (“Common Stock”) issuable as provided below. The RSUs are subject to the vesting provisions set forth in Section 2, the restrictions on transfer set forth in Section 3 and the right of the Company to retain Shares (as defined below) pursuant to Section 6 and to any special terms and conditions for countries outside the U.S. set forth in Appendix A.

2.	Vesting and Conversion.

(a)
Subject to the terms of the Plan and this Agreement, the RSUs shall vest in accordance with the schedule set forth in Section 1. For purposes of this Agreement, RSUs that have not vested as of any particular time in accordance with this Section 2(a) are referred to as “Unvested RSUs.” The shares of Common Stock that are issuable upon the vesting and conversion of the RSUs are referred to in this Agreement as “Shares.” As soon as administratively practicable after the issuance of any Shares upon the vesting and conversion of RSUs, and subject to the terms and conditions set forth herein, the Company shall deliver or cause to be delivered evidence (which may include a book entry by the Company’s transfer agent) of the Shares so issued in the name of the Participant to the brokerage firm designated by the Company to maintain the brokerage account established for the Participant. Notwithstanding the foregoing, the Company shall not be obligated to issue Shares to or in the name of the Participant upon the vesting and conversion of any RSUs unless the issuance of such Shares shall comply with all relevant provisions of law and other legal requirements including, without limitation, any applicable securities laws and the requirements of any stock exchange upon which shares of Common Stock may then be listed.

(b)
In the event the Participant’s employment with the Company or the Employer (as defined in Section 2(e)) is terminated either by the Participant, the Company, or the Employer for any reason or no reason (other than due to death or disability or as otherwise provided in the Plan or below), then in each such case, all of the Unvested RSUs as of the date of termination shall terminate and be cancelled immediately and automatically and the Participant shall have no further rights with respect to such Unvested RSUs.

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(c)
In the event the Participant’s employment with the Company or the Employer is terminated by reason of the Participant’s death, all Unvested RSUs shall vest in full as of the date of the Participant’s death.

(d)
In the event the Participant becomes Disabled, regardless of whether the Participant terminates employment with the Company or the Employer, all Unvested RSUs shall vest in full as of the date the Participant is determined to be Disabled. “Disabled” with respect to the Participant means, when and if, as a result of disease, injury or mental disorder, the Participant is incapable of engaging in regular service or occupation with the Company or the Employer (as defined in paragraph (e)) which has lasted or can be expected to last for a continuous period of not less than 12 months, as determined by the Company.

(e)
For purposes of this Agreement, employment shall include being an employee with the Company. Employment shall also include being an employee with any direct or indirect parent or subsidiary of the Company, or any successor to the Company or any such parent or subsidiary of the Company (the “Employer”). Should a Participant transfer employment to become a director, consultant or advisor to the Company or the Employer following the Date of Grant, he or she will still be considered employed for vesting purposes until he or she ceases to provide services to the Company or any direct or indirect parent or subsidiary of the Company, or any successor to the Company or any such parent or subsidiary of the Company.

3.	Restrictions on Transfer.

(a)	The Participant shall not sell, assign, transfer, pledge or otherwise encumber any RSUs, either voluntarily or by operation of law.

(b)
The Company shall not be required (i) to transfer on its books any of the RSUs which have been transferred in violation of any of the provisions set forth herein or (ii) to treat as the owner of such RSUs any transferee to whom such RSUs have been transferred in violation of any of the provisions contained herein.

4.
Not a Shareholder. The RSUs represent an unfunded, unsecured promise by the Company to deliver Shares upon vesting and conversion of the RSUs, and until vesting of the RSUs and issuance of the Shares, the Participant shall not have any of the rights of a shareholder with respect to the Shares underlying the RSUs. For the avoidance of doubt, the Participant shall have no right to receive any dividends and shall have no voting rights with respect to the Shares underlying the RSUs for which the record date is on or before the date on which the Shares underlying the RSUs are issued to the Participant.

5.
Provisions of the Plan. The RSUs and Shares, including the grant and issuance thereof, are subject to the provisions of the Plan. A copy of the Plan prospectus is available on the Company’s Intranet at https://thecircuit.web.analog.com/Pages/CircuitHome.aspx. (From The Circuit home page, click Knowledge Centers, HR, Employee Stock Programs. The related documents can be found in the right-hand column.) If the Participant is unable to access this information via the Intranet, the Company’s or the Participant’s regional stock plan administrator can provide the Participant with copies.

6.	Withholding Taxes.

(a)
Regardless of any action the Company and/or the Employer, if different, takes with respect to any or all income tax (including U.S. federal, state and local taxes and/or non-U.S. taxes), social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related withholding (“Tax-Related Items”), the Participant acknowledges that the ultimate liability for all Tax-Related Items legally applicable to the Participant is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the RSUs, including the grant of the RSUs, the vesting of the RSUs, the subsequent sale of any Shares acquired pursuant to the RSUs and the receipt of any dividends; and (ii) do not commit to structure the terms of the grant or any aspect of the RSUs to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant becomes subject to Tax-Related Items in more than one jurisdiction between the Date of Grant and the date of any relevant taxable or tax withholding event, as applicable, the Participant acknowledges that the Company and/or the Employer may be required to withhold or account for Tax-Related Items in more than one jurisdiction.

(b)
Prior to any relevant taxable or tax withholding event, as applicable, the Participant will pay or make adequate arrangements satisfactory to the Company to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy the obligations with regard to all Tax-Related Items by one or a combination of the methods set forth below:

(i)
the Company may withhold a sufficient number of whole Shares otherwise issuable upon the vesting of the RSUs that have an aggregate Fair Market Value (as defined under the Plan) sufficient to pay the minimum Tax-Related Items required to be withheld with respect to the Shares. The cash equivalent of the Shares withheld will be used to settle the obligation to withhold the Tax-

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Related Items (determined by reference to the closing price of the Common Stock on the Nasdaq Global Select Market on the applicable vesting date); or

(ii)	the Company may, in its discretion, withhold any amount necessary to pay the Tax-Related Items from the Participant’s salary or other amounts payable to the Participant; or

(iii)
the Company may withhold from proceeds of the sale of Shares either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization);

provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold a sufficient number of whole Shares otherwise issuable upon vesting of the RSUs pursuant to (i) above, unless the use of such withholding method is problematic under applicable tax or securities law or has materially adverse accounting consequences, in which case, the obligation for Tax-Related Items will be satisfied pursuant to (iii).
The Company may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding amounts or other applicable withholding rates, including maximum applicable rates. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the vested RSU, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
In the event the withholding requirements are not satisfied through the withholding of Shares or through the Participant’s salary or other amounts payable to the Participant, no Shares will be issued upon vesting of the RSUs unless and until satisfactory arrangements (as determined by the Compensation Committee of the Board) have been made by the Participant with respect to the payment of any Tax-Related Items which the Company and/or the Employer determine, in each of its sole discretion, must be withheld or collected with respect to such RSUs. No fractional Shares will be withheld or issued pursuant to the grant of the RSUs and the issuance of Shares hereunder. By accepting this grant of RSUs, the Participant expressly consents to the withholding of Shares and/or cash as provided for hereunder. All other Tax-Related Items related to the RSUs and any Shares delivered in payment thereof are the Participant’s sole responsibility.

7.
Option of Company to Deliver Cash. Notwithstanding any of the other provisions of this Agreement, and except as set forth in Appendix A, where share settlement is otherwise prohibited under local law or may present adverse tax consequences to the Participant, at the time the RSUs vest, the Company may elect, in the sole discretion of the Compensation Committee of the Board, to deliver by wire transfer to the Participant in lieu of Shares an equivalent amount of cash (determined by reference to the closing price of the Common Stock on the Nasdaq Global Select Market on the applicable vesting date). If the Company elects to deliver cash to the Participant, the Company is authorized to retain such amount as is sufficient in the opinion of the Company to satisfy the Tax-Related Items withholding obligations of the Company pursuant to Section 6 herein.

8.
Repatriation and Other Legal Requirements. The Participant agrees as a condition of the grant of the RSUs, as applicable, to repatriate all payments attributable to the Shares and/or cash acquired under the Plan (including, but not limited to, dividends and any proceeds derived from the sale of the Shares acquired pursuant to the RSUs) in accordance with all foreign exchange rules and regulations applicable to the Participant. In addition, the Participant also agrees to take any and all actions, and consent to any and all actions taken by the Company and its subsidiaries, as may be required to allow the Company and its subsidiaries to comply with all laws, rules and regulations applicable to the Participant. Finally, the Participant agrees to take any and all actions as may be required to comply with the Participant’s personal legal and tax obligations under all laws, rules and regulations applicable to the Participant.

9.	Miscellaneous.

(a)
No Rights to Employment. The grant of the RSUs shall not confer upon the Participant any right to continue in the employ of the Company or the Employer, nor limit in any way the right of the Company or the Employer to terminate the Participant’s employment at any time. Except in the event of disability or a termination of employment due to death, the vesting of the RSUs pursuant to Section 2 hereof is earned only by satisfaction of the performance conditions, if any, and continuing service as an employee at the will of the Company or the Employer (not through the act of being hired or engaged or being granted the RSUs hereunder).

(b)
Discretionary Nature. The Participant acknowledges and agrees that the Plan is discretionary in nature and may be amended, cancelled, or terminated by the Company at any time, to the extend permitted under the Plan. The Participant’s participation in the Plan is voluntary. The grant of the RSUs under the Plan is a one-time benefit and does not create any contractual or other right to receive a grant of RSUs or any other award under the Plan or other benefits in lieu thereof in the future. Future grants, if any, will be at the sole discretion of the Company, including, but not limited to, the form and timing of any grant, the number of Shares subject to the grant, and the vesting provisions. Any amendment, modification or termination of the Plan shall not constitute a change or impairment of the terms and conditions of the Participant’s employment with the Company or the Employer. The RSUs and income from such RSUs shall not be included in any calculation of severance, resignation, redundancy, end of service payments, bonuses,

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long-service awards, pension, or retirement benefits or similar payments. The grant of RSUs should in no event be considered as compensation for, or relating in any way to, past services for the Company or the Employer.

(c)
Exclusion from Termination Indemnities and Other Benefits. This Section 9(c) applies if the Participant resides outside the U.S.: The value of the RSUs and any other awards granted under the Plan is an extraordinary item of compensation outside the scope of the Participant’s employment with the Company or the Employer (and the Participant’s employment contract, if any). Any grant under the Plan, including the grant of the RSUs and the income and value of same, is not part of normal or expected compensation or salary. Further, the RSUs and the Shares, and the income and value of same, are not intended to replace any pension rights or compensation.

(d)
No Entitlement. This Section 9(d) applies if the Participant resides outside the U.S. and/or the Company is not the Participant's employer: In consideration of the grant of RSUs, no claim or entitlement to compensation or damages shall arise from forfeiture of the RSUs resulting from termination of the Participant’s employment with the Company or the Employer (regardless of the reason for such termination and whether or not later to be found invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment contract, if any) and the Participant irrevocably releases the Company from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.

(e)
Exchange Rates. This Section 9(e) applies if the Participant resides outside the U.S.: The Participant acknowledges and agrees that neither the Company nor the Employer shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the vesting and settlement of the RSUs or the subsequent sale of any Shares.

(f)	Future Value of Shares. The future value of the underlying Shares is unknown, indeterminable, and cannot be predicted with certainty.

(g)
Severability. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, and each other provision of this Agreement shall be severable and enforceable to the extent permitted by law.

(h)
Binding Effect. This Agreement shall be binding upon and inure to the benefit of the Company and the Participant and his or her respective heirs, executors, administrators, legal representatives, successors and assigns, subject to the restrictions on transfer set forth in Section 3 of this Agreement.

(i)
Notice. Each notice relating to this Award shall be in writing (which shall include electronic form) and delivered in person, electronically or by first class mail, postage prepaid, to the address as hereinafter provided. Each notice shall be deemed to have been given on the date it is received. Each notice to the Company shall be addressed to it at its offices at Analog Devices, Inc., One Technology Way, Norwood, Massachusetts, 02062 U.S.A., Attention: Stock Plan Administrator, Treasury Department. Each notice to the Participant shall be addressed to the Participant at the Participant’s last known mailing or email address, as applicable, on the records of the Company.

(j)
Pronouns. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns and pronouns shall include the plural, and vice versa.

(k)
Entire Agreement. This Agreement and the Plan constitute the entire understanding between the parties, and supersede all prior agreements and understandings, relating to the subject matter of these documents.

(l)	Governing Law. This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the Commonwealth of Massachusetts without regard to any applicable conflicts of laws.

(m)
Compliance with Laws. Notwithstanding any other provision of the Plan or this Agreement, unless there is an available exemption from any registration, qualification or other legal requirement applicable to the Shares, the Company shall not be required to deliver any Shares prior to the completion of any registration or qualification of the Shares under any local, state, federal or foreign securities or exchange control law or under rulings or regulations of the U.S. Securities and Exchange Commission (“SEC”) or of any other governmental regulatory body, or prior to obtaining any approval or other clearance from any local, state, federal or foreign governmental agency, which registration, qualification or approval the Company shall, in its absolute discretion, deem necessary or advisable. The Participant understands that the Company is under no obligation to register or qualify the Shares with the SEC or any state or foreign securities commission or to seek approval or clearance from any governmental authority for the issuance or sale of the Shares. The Participant also understands and agrees that the Awards granted under the Plan, including the RSUs and the underlying Shares, are subject to the listing standards of any national securities exchange or association on which the Company's

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securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act, and any SEC regulations, as now or hereafter in effect. Further, the Participant agrees that the Company shall have unilateral authority to amend the Plan and the Agreement without the Participant’s consent to the extent necessary to comply with securities or other laws applicable to issuance of Shares.

(n)
Interpretation. The interpretation and construction of any terms or conditions of this Agreement or the Plan, or other matters related to the Plan, by the Compensation Committee of the Board of the Company shall be final and conclusive.

(o)
Participant’s Acceptance. The Participant is urged to read this Agreement carefully and to consult with his or her own legal counsel regarding the terms and consequences of this Agreement and the legal and binding effect of this Agreement. By virtue of his or her acceptance of this Award, the Participant is deemed to have accepted and agreed to all of the terms and conditions of this Agreement and the provisions of the Plan.

(p)
Electronic Delivery. The Company may, in its sole discretion, decide to deliver any documents related to the RSUs or other awards granted to the Participant under the Plan by electronic means. The Participant hereby consents to receive such documents by electronic delivery and agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or a third party designated by the Company.

(q)
English Language. The Participant acknowledges and agrees that it is the Participant’s express intent that this Agreement, the Plan and all other documents, notices and legal proceedings entered into, given or instituted pursuant to the RSUs, be drawn up in English. If the Participant has received this Agreement, the Plan or any other documents related to the RSUs translated into a language other than English, and if the meaning of the translated version is different than the English version, the English version shall control.

(r)
Appendix A. Notwithstanding any provisions herein to the contrary, if the Participant transfers the Participant’s residence and/or employment to a country other than the United States, the RSUs shall be subject to any special terms and conditions for such country as may be set forth in Appendix A to this Agreement. Moreover, if the Participant relocates to one of the countries included in Appendix A, the special terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable in order to comply with local law or facilitate the administration of the Plan. Appendix A constitutes part of this Agreement.

(s)
Additional Requirements. The Company reserves the right to impose other requirements on the RSUs, any Shares acquired pursuant to the RSUs, and the Participant’s participation in the Plan, to the extent the Company determines, in its sole discretion, that such other requirements are necessary or advisable for legal or administrative reasons. Such requirements may include (but are not limited to) requiring the Participant to sign any agreements or undertakings that may be necessary to accomplish the foregoing.

(t)
Private Placement. The Company has submitted filings in the United States in connection with the stock incentive plan under which this Award was made. The Company has not submitted any registration statement, prospectus or other filings with other local securities authorities (unless otherwise required under such local law), and the grant of the Award is not intended to be a public offering of securities in any other jurisdiction or subject to the supervision of other local securities authorities.

(u)
Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any non-cash distribution to holders of Common Stock, the number of RSUs, and Shares issuable upon vesting and conversion thereof, shall be appropriately adjusted in such manner as shall be determined by the Compensation Committee of the Board of the Company.

(v)
No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of Shares. The Participant is encouraged to consult with his or her own personal tax, legal and financial advisors regarding his or her participation in the Plan before taking any action related to the Plan.

(w)
Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that, depending on the Participant’s or the Participant’s broker’s country of residence or where the Common Stock is listed, the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to accept, acquire, sell, or otherwise dispose of Common Stock, rights to Common Stock (e.g., RSUs) or rights linked to the value of Common Stock (e.g., phantom awards, futures) during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws or regulations in the Participant’s country). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before possessing inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party (other than on a “need to know” basis) and (ii) “tipping” third parties or otherwise causing them to buy or sell securities. Keep in mind third parties includes fellow employees. Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading

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policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions, and the Participant should speak to his or her personal advisor on this matter.

(x)
Foreign Asset/Account, Exchange Control, and Tax Reporting. Depending on the Participant’s country, the Participant may be subject to foreign asset/account, exchange control and/or tax reporting requirements as a result of the vesting of the RSUs, the acquisition, holding, and/or transfer of Shares or cash resulting from participation in the Plan and/or the opening and maintenance of a brokerage or bank account in connection with the Plan. The Participant may be required to report such assets, accounts, account balances and values and/or related transactions to the applicable authorities in his or her country. The Participant acknowledges that he or she is responsible for ensuring compliance with any applicable foreign asset/account, exchange control and tax reporting requirements. The Participant further understands that he or she should consult the Participant’s personal legal advisor on these matters.

(y)
Waiver. The Participant acknowledges that a waiver by the Company or breach of any provision of this Agreement shall not operate or be construed as a waiver of any other provision of this Agreement, or of any subsequent breach by the Participant or any other participant.

s	V

Ray Stata        Vincent Roche
Chairman of the Board        President & Chief Executive Officer

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APPENDIX A
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
GLOBAL RESTRICTED STOCK UNIT AGREEMENT

This Appendix A includes additional terms and conditions that govern the RSUs granted to the Participant if the Participant resides and/or works in one of the countries listed herein. These terms and conditions are in addition to, or, if so indicated, in place of, the terms and conditions set forth in the Agreement. Capitalized terms used but not defined in this Appendix A shall have the meanings set forth in the Plan and/or the Agreement.

This Appendix A also includes certain issues of which the Participant should be aware with respect to his or her participation in the Plan. The information is based on the securities, exchange control, income tax and other laws in effect in the respective countries as of November 2017. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out of date when the RSUs vest or Shares acquired under the Plan subsequently are sold.

In addition, the information is general in nature and may not apply to the Participant’s particular situation, and the Company is not in a position to assure the Participant of any particular result. Therefore, the Participant should seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to his or her situation.

Finally, the Participant understands that if he or she is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing, transfers employment after the Date of Grant, or is considered a resident of another country for local law purposes, the information contained herein may not apply to the Participant, and the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall apply.

TERMS AND CONDITIONS APPLICABLE TO PARTICIPANTS OUTSIDE THE U.S.

Data Privacy Information and Consent. The Company is located at One Technology Way, Norwood, Massachusetts, 02062 U.S.A. and grants employees of the Company and its subsidiaries RSUs, at the Company’s sole discretion. If the Participant would like to participate in the Plan, please review the following information about the Company’s data processing practices and declare the Participant’s consent.

(a)
Data Collection and Usage. The Company collects, processes and uses personal data of Participants, including, name, home address and telephone number, date of birth, social insurance number or other identification number, salary, citizenship, job title, any shares of stock or directorships held in the Company, and details of all RSUs, canceled, vested, or outstanding in the Participant’s favor, which the Company receives from the Participant or the Employer. If the Company offers the Participant a grant of RSUs under the Plan, then the Company will collect the Participant’s personal data for purposes of allocating stock and implementing, administering and managing the Plan. The Company’s legal basis for the processing of the Participant’s personal data would be his or her consent.

(b)
Stock Plan Administration Service Providers. The Company transfers participant data to Fidelity, an independent service provider based in the United States, which assists the Company with the implementation, administration and management of the Plan. In the future, the Company may select a different service provider and share the Participant’s data with another company that serves in a similar manner. The Company’s service provider will open an account for the Participant to receive and trade shares of Common Stock. The Participant will be asked to agree on separate terms and data processing practices with the service provider, which is a condition to the Participant’s ability to participate in the Plan.

(c)
International Data Transfers. The Company and its service providers are based in the United States. If the Participant is outside the United States, the Participant should note that his or her country has enacted data privacy laws that are different from the United States. For example, the European Commission has issued a limited adequacy finding with respect to the United States that applies only to the extent companies register for the EU-U.S. Privacy Shield program. The Company’s legal basis for the transfer of the Employee’s personal data is his or her consent.

(d)
Data Retention. The Company will use the Participant’s personal data only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax and security laws. When the Company no longer needs the Participant’s personal data, which will generally be seven years after the Participant is granted RSUs under the Plan, the Company will remove it from it from its systems. If the Company keeps data longer, it would be to satisfy legal or regulatory obligations and the Company’s legal basis would be relevant laws or regulations.

APPENDIX A - 1
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(e)
Voluntariness and Consequences of Consent Denial or Withdrawal. The Participant’s participation in the Plan and the Participant’s grant of consent is purely voluntary. The Participant may deny or withdraw his or her consent at any time. If the Participant does not consent, or if the Participant withdraws his or her consent, the Participant cannot participate in the Plan. This would not affect the Participant’s salary as an employee or his or her career; the Participant would merely forfeit the opportunities associated with the Plan.

(f)
Data Subject Rights. The Participant has a number of rights under data privacy laws in his or her country. Depending on where the Participant is based, the Participant’s rights may include the right to (a) request access or copies of personal data the Company processes, (b) rectification of incorrect data, (c) deletion of data, (d) restrictions on processing, (e) portability of data, (f) to lodge complaints with competent authorities in the Participant’s country, and/or (g) a list with the names and addresses of any potential recipients of the Participant’s personal data. To receive clarification regarding the Participant’s rights or to exercise the Participant’s rights please contact the Company at Analog Devices, Inc., One Technology Way, Norwood, Massachusetts, 02062 U.S.A., Attention: Stock Plan Administrator, Treasury Department.

If the Participant resides in a European Economic Area or European Union member state and agrees with the data processing practices described in this notice, the Participant declares his or her consent by clicking “Accept Your Grant” on the Accepting Your Grants page on Fidelity’s participant website.

Language. The Participant acknowledges that he or she is sufficiently proficient in English to understand the terms and conditions of this Agreement.

AUSTRALIA

Australian Offer Document. This offer of Restricted Stock Units is intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000. Additional details are set forth in the Offer Document for the offer of Restricted Stock Units to Australian resident employees, which is attached hereto as Appendix B.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, then the Participant will be required to file the report.

AUSTRIA

Exchange Control Information. If the Participant holds Shares acquired under the Plan outside Austria (even if he or she holds them outside Austria with an Austrian bank), then the Participant understands that he or she must submit an annual report to the Austrian National Bank using the form “Standmeldung/Wertpapiere.” An exemption applies if the value of the securities held outside Austria as of December 31 does not exceed €5,000,000 or the value of the securities as of any quarter does not exceed €30,000,000. If the former threshold is exceeded, then the annual reporting obligations are imposed, whereas if the latter threshold is exceeded, then quarterly reports must be submitted. The deadline for filing the annual report is January 31 of the following year.

When the Shares are sold, there may be exchange control obligations if the cash received is held outside Austria, as a separate ongoing reporting requirement may apply to non-Austrian accounts. If the transaction value of all cash accounts abroad is less than €10,000,000, then no ongoing reporting requirements apply. However, if the transaction volume of all of the Participant’s cash accounts abroad meets or exceeds €10,000,000, then the movements and the balance of all accounts must be reported monthly, as of the last day of the month, on or before the 15th day of the following month, using the form “Meldungen SI-Forderungen und/oder SI-Verpflichtungen.”

BELGIUM

Foreign Asset / Account Reporting Information. The Participant is required to report any securities (e.g., Shares) or bank accounts opened and maintained outside Belgium on his or her annual tax return. In a separate report, certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened) must be provided to the Central Contact Point of the National Bank of Belgium. The forms to complete this report are available on the website of the National Bank of Belgium.

Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a financial intermediary, such as a bank or broker. If the transaction is conducted through a Belgian financial intermediary, it may withhold the stock exchange tax, but if the transaction is conducted through a non-Belgian financial intermediary, the Belgian resident may need to report and pay the stock exchange tax directly. The stock exchange tax likely will apply when Shares acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.

CANADA

Issuance of Shares: This provision supplments Section 2 of the Agreement:

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Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued as set forth in this section. In no event will the RSUs be paid to the Participant in the form of cash.

Securities Law Information. The Participant is permitted to sell Shares acquired through the Plan through the designated broker appointed under the Plan, if any (or any other broker acceptable to the Company), provided the resale of Shares acquired under the Plan takes place outside Canada through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on the Nasdaq Global Select Market.

Termination of Employment. The following supplements Section 2 of the Agreement (except Section 2(d) regarding disability) as well as any other section required to give effect to the same:

In the event of termination of the Participant’s employment for any reason (other than by reason of death), either by the Participant or by the Employer, with or without cause, the Participant’s right to vest or to continue to vest in the RSUs and receive Shares under the Plan, if any, will terminate as of the actual Date of Termination. For this purpose, the “Date of Termination” shall mean the last day on which the Participant is actively employed by the Employer, and shall not include or be extended by any period following such day during which the Participant is in receipt of or eligible to receive any notice of termination, pay in lieu of notice of termination, severance pay or any other payments or damages, whether arising under statute, contract or at common law.

Foreign Asset / Account Reporting Information. Foreign property (including cash held outside Canada or Shares) held by Canadian residents must be reported annually on Form T1135 (Foreign Income Verification Statement) if the cost of such foreign property exceeds C$100,000 at any time during the year. Foreign property may also include the unvested portion of the RSUs. The RSUs must be reported (generally at a nil cost) if the $100,000 cost threshold is exceeded because of other foreign property the Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would normally equal the fair market value of the Shares at exercise, but if the Participant owns other shares, this ACB may have to be averaged with the ACB of the other shares. If due, the Form must be filed by April 30 of the following year. The Participant should consult with his or her personal tax advisor to determine the reporting requirements.

The following terms and conditions apply if the Participant is in Quebec:

Data Privacy. This provision supplements the Data Privacy Information and Consent provision in the Terms and Conditions for Participants Outside the U.S. set forth above:

The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. The Participant further authorizes the Company and the administrator of the Plan to disclose and discuss the Plan with their advisors. The Participant further authorizes the Company and any parent, subsidiary or affiliate of the Company to record such information and to keep such information in the Participant’s employee file.

French Language Acknowledgment. This provision supplements Section 9(q) of the Agreement:

The parties acknowledge that it is their express wish that this Agreement, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or directly hereto, be drawn up in English.

Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

CHINA

The following provision applies if the Participant is subject to exchange control restrictions and regulations in the People's Republic of China (“PRC”), including the requirements imposed by the State Administration of Foreign Exchange (“SAFE”), as determined by the Company in its sole discretion:

Vesting. Notwithstanding anything to the contrary in the Plan or the Agreement, the RSUs will not vest and no Shares will be issued to the Participant unless and until all necessary exchange control or other approvals with respect to the RSUs under the Plan have been obtained from the China State Administration of Foreign Exchange (“SAFE”) or its local counterpart (“SAFE Approval”). In the event that SAFE Approval has not been obtained prior to any date(s) on which the RSUs are scheduled to vest in accordance with the vesting schedule set forth in the Agreement, the RSUs will not vest until the seventh day of the month following the month in which SAFE Approval is obtained (the “Actual Vesting Date”). If the Participant’s status as a service provider terminates prior to the Actual Vesting Date, the Participant shall not be entitled to vest in any portion of the RSUs and the RSUs shall be forfeited without any liability to the Company, the Employer or any subsidiary or affiliate of the Company.

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Exchange Control Requirements. Due to exchange control laws in the PRC, Shares acquired through RSU vestings must be maintained in the Fidelity (or any successor broker designated by the Company) brokerage account until the Shares are sold. When the Shares are sold, all proceeds must be repatriated to the PRC and held in a special exchange control account maintained by the Company, the Employer or one of the Company’s subsidiaries in the PRC. To the extent that the Participant holds any Shares on the date that is three (3) months (or such other period as may be required by the SAFE) after the date of the Participant’s termination of employment with the Company or the Employer, the Participant authorizes Fidelity (or any successor broker designated by the Company) to sell such Shares on the Participant’s behalf at that time or as soon as is administratively practical thereafter. The Participant understands and agrees that the Company's designated broker is under no obligation to arrange for the sale of the Shares at any particular price. Upon the sale of the Shares, the Company agrees to pay the Participant the cash proceeds from the sale, less any brokerage fees or commissions and subject to any obligation to satisfy Tax-Related Items.

The Participant further is required to repatriate to the PRC any dividends or dividend equivalents paid to the Participant in relation to RSUs through a special exchange control account established by the Company, the Employer, or one of the Company’s subsidiaries in the PRC. The Participant hereby agrees that any cash proceeds from the Participant’s participation in the Plan may be transferred to such special account prior to being delivered to the Participant.

The Participant also understands and agrees that there will be a delay between the date the Shares are sold and the date the cash proceeds are distributed to the Participant. The Participant agrees to bear any currency fluctuation risk between the time the Shares are sold and the time the cash proceeds are distributed to the Participant through the special account described above. The Participant further agrees to comply with any other requirements that may be imposed by the Company in the future in order to facilitate compliance with exchange control requirements in the PRC.

Tax Liability. Taxes are due at the time of vesting of the RSUs. The Participant understands and agrees that Tax-Related Items may be taken by the Employer from the Participant’s salary or other cash compensation.

DENMARK

Danish Stock Option Act. By participating in the Plan, the Participant acknowledges that he or she received an Employer Statement translated into Danish, which is being provided to comply with the Danish Stock Option Act and is attached hereto as Appendix C. To the extent more favorable to the Participant and required to comply with Stock Option Act, the terms set forth in the Employer Statement will apply to the Participant’s participation in the Plan.

Exclusion from Termination Indemnities and Other Benefits. This provision supplements Section 9(c) in the Agreement:

By accepting the RSUs, the Participant acknowledges that he or she understands and agrees that this grant relates to future services to be performed and is not a bonus or compensation for past services.

Exchange Control and Tax Information. The Participant may hold Shares acquired under the Plan in a safety-deposit account (e.g., a brokerage account) either with a Danish bank or with an approved foreign broker or bank. If the Shares are held with a non-Danish broker or bank, the Participant is required to inform the Danish Tax Administration about the safety-deposit account. For this purpose, the Participant must file a Declaration V (Erklaering V) with the Danish Tax Administration. The Form V must be signed by the Participant and may be signed by the bank/broker. In the event that the applicable broker or bank with which the safety-deposit account is held does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account and any Shares acquired at vesting and held in such account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Declaration V, the Participant at the same time authorizes the Danish Tax Administration to examine the account. A sample of the Declaration V can be found at the following website: www.skat.dk/getFile.aspx?Id=47392.

In addition, if the Participant opens a deposit account or brokerage account for the purpose of holding cash outside Denmark, the bank or brokerage account, as applicable, will be treated as a deposit account because cash can be held in the account. Therefore, the Participant must also file a Declaration K (Erklaering K) with the Danish Tax Administration. Both the Participant and the bank/broker must sign the Declaration K, unless an exemption from the broker/bank signature requirement is granted by the Danish Tax Administration. It is possible to seek the exemption on the Form K, which the Participant should do at the time he or she submits the Form K. By signing the Declaration K, the Participant (and the bank/broker to the extent the exemption is not granted) undertakes an obligation, without further request each year (no later than on February 1 of the year following the calendar year to which the information relates), to forward certain information to the Danish Tax Administration concerning the content of the deposit account. In the event that the applicable financial institution (broker or bank) with which the account is held, does not wish to, or, pursuant to the laws of the country in question, is not allowed to assume such obligation to report, the Participant acknowledges that he or she is solely responsible for providing certain details regarding the foreign brokerage or bank account to the Danish Tax Administration as part of the Participant’s annual income tax return. By signing the Declaration K, the Participant at the same time authorizes the Danish Tax Administration to examine the account. A sample of Declaration K can be found at the following website: www.skat.dk/getFile.aspx?Id=42409&newwindow=true.

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VERSION 11/17

Foreign Asset / Account Reporting Information. If the Participant establishes an account holding Shares or cash outside Denmark, the Participant must report the account to the Danish Tax Administration. The form which should be used in this respect can be obtained from a local bank. (Please note that these obligations are separate from and in addition to the obligations described above.)

EGYPT

Exchange Control Information. If the Participant transfers funds into Egypt in connection with the sale of Shares, the Participant is required to transfer the funds through a registered bank in Egypt.

FINLAND

There are no country-specific provisions.

FRANCE

French-Qualified RSUs. The RSUs are intended to qualify for the favorable tax and social security regime in France under Section L. 225-197-1 to L. 225-197-6-1 of the French Commercial Code, as amended. Certain events may affect the status of the RSUs as French-qualified RSUs, and the French-qualified RSUs may be disqualified in the future. The Company does not make any undertaking or representation to maintain the qualified status of the RSUs. If the RSUs no longer qualify as French-qualified RSUs, the favorable tax and social security treatment will not apply, and the Participant will be required to pay his or her portion of social security contributions resulting from the RSUs (as well as any income tax that is due).

Plan Terms. The RSUs are subject to the terms and conditions of the Plan and the Rules of the Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan for Grants to Participant in France (the “French Sub-plan”). To the extent that any term is defined in both the Plan and the French Sub-plan, for purposes of this grant of a French-qualified RSUs, the definitions in the French Sub-plan shall prevail.
Vesting. This provision supplements Section 2 in the Agreement:

Except in the event of the Participant’s death or disability (as defined in the French Sub-plan and as determined under Section 2(d) of the Agreement) to benefit from the favorable tax and social security regime, no vesting shall occur prior to the second anniversary of the Date of Grant, or such other minimum period as required for the vesting period applicable to French-qualified RSUs under Section L.225-197-1 of the French Commercial Code, as amended, or relevant Sections of the French Tax Code or the French Social Security Code, as amended.

Disability. This provision supplements Section 2(d) in the Agreement:

In the event the Participant becomes Disabled (as defined in the French Sub-plan and as determined under Section 2(d) of the Agreement), the Unvested RSUs as of the date of the Participant’s termination shall vest in full as of the date of the termination.

Restriction on Transfer and Sale of Shares. This provision supplements Section 3 in the Agreement:

The Participant may not sell or transfer the Shares issued at vesting of the RSUs prior to the second anniversary of each of the respective vesting date, or such other period as is required to comply with the minimum mandatory holding period applicable to French-qualified RSUs under Section L. 225–197-1 of the French Commercial Code, the relevant sections of the French Tax Code or of the French Social Security Code, as amended, to benefit from the favorable tax and social security regime. Notwithstanding the above, the Participant’s heirs, in the case of the Participant’s death, or the Participant, in the case of disability (as defined under the French Sub-plan), are not subject to this restriction on the sale of Shares. To ensure compliance with these restrictions, the Shares the Participant receives at vesting of the RSUs will be held with a broker designated by the Company (or according to any procedure implemented by the Company to ensure compliance with the restrictions) until such Shares are sold. These restrictions will apply even after the Participant is no longer employed by the Employer, the Company or one its subsidiaries.

Further, as long as the RSUs and the Shares acquired at vesting of the RSUs maintain their French-qualified status, the Shares cannot be sold during certain “Closed Periods” as provided for by Section L. 225-197-1 of the French Commercial Code, as amended, and as interpreted by the French administrative guidelines, so long as these Closed Periods are applicable to Shares issued pursuant to French-qualified RSUs, and to the extent applicable. Notwithstanding the above, the Participant’s heirs, in the case of the Participant’s death, or the Participant, in the case of disability (as defined under the French Sub-plan), are not subject to the restriction on the sale of Shares during Closed Periods.

Changes in Capitalization. This provision supplements Section 9(u) in the Agreement:

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VERSION 11/17

Certain adjustments may disqualify the RSUs, in which case they may no longer benefit from favorable tax and social security treatment in France.

Language Consent. If the Participant received this Agreement or any other document related to the Plan or the French Sub-plan translated into French and if the translated version differs from the English version, the English version shall control.

By accepting this grant, the Participant confirms having read and understood the documents relating to the grant (the Plan, the French Sub-plan, and this Agreement) which were provided in English language. The Participant accepts the terms of those documents accordingly.

Consentement a la Langue. En acceptant cette attribution, le Participant confirme ainsi avoir lu et compris les documents relatifs à l’attribution (le Plan, le Sous-plan pour la France, et ce Contrat) qui ont été communiqués en langue anglaise. Le Participant accepte les termes en connaissance de cause.

Foreign Asset/Account Reporting Information. French residents holding Shares outside of France or maintaining a foreign bank account are required to report such to French tax authorities when filing his or her annual tax return. Failure to comply may trigger significant penalties.

GERMANY

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. In case of payments in connection with the sale of Shares acquired under the Plan, the report must be filed electronically by the 5th day of the month following the month in which the payment was received. The form of report (“Allgemeine Meldeportal Statistik”) can be accessed via the Bundesbank’s website (www.bundesbank.de) and is available in both German and English. It is Participant’s responsibility to comply with this reporting obligation and the Participant should consult with his or her personal tax advisor in this regard.

HONG KONG

Sale of Shares. In the event the RSUs vest within six months of the Date of Grant, the Participant agrees not to sell any Shares acquired upon vesting of the RSUs prior to the six-month anniversary of the Date of Grant.
Securities Law Notice. WARNING: The contents of this document have not been reviewed by any regulatory authority in Hong Kong. The Participant should exercise caution in relation to the offer. If the Participant is in doubt about any of the contents of this Agreement or the Plan, the Participant should obtain independent professional advice. Neither the grant of the RSUs nor the issuance of Shares upon vesting constitutes a public offering of securities under Hong Kong law and is available only to employees of the Company and its subsidiaries. The Agreement, the Plan and other incidental materials (i) have not been prepared in accordance with and are not intended to constitute a “prospectus” for a public offering of securities under applicable securities legislation in Hong Kong and (ii) are intended only for the personal use of each eligible employee of the Company and its subsidiaries and may not be distributed to any other person.
Nature of Scheme. The Company specifically intends that the Plan will not be an occupational retirement scheme for purposes of the Occupational Retirement Schemes Ordinance

INDIA

Exchange Control Notification. The Participant understands that he or she must repatriate any proceeds from the sale of Shares acquired under the Plan and any dividends received in relation to the Shares to India and convert the funds into local currency within ninety (90) days of receipt, or such other period of time as required under applicable regulations. The Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where the Participant deposits the foreign currency and maintains the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

Foreign Asset / Account Reporting Information. The Participant is required to declare any foreign bank accounts and assets (including Shares acquired under the Plan) on his or her annual tax return. The Participant should consult with his or her personal tax advisor to determine his or her reporting requirements.

IRELAND

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Participant. In no event will the Award be paid to the Participant in the form of cash.

Exclusion from Termination Indemnities and Other Benefits. This provision supplements Section 9(c) of the Agreement:

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VERSION 11/17

By accepting the RSUs, the Participant acknowledges, understands, and agrees that the benefits received under the Plan will not be taken into account for any redundancy or unfair dismissal claim.

ISRAEL

Trust Arrangement. The Participant hereby understands and agrees that the RSUs are offered subject to and in accordance with the terms of the Israeli Sub-Plan (the “Sub-Plan”) under the 102 Capital Gains Track (as defined in the Sub-Plan), the Trust Agreement between the trustee appointed by Analog Devices, (Israel) Ltd. (the “Trustee”), the Agreement, and the Plan. In the event of any inconsistencies among the Sub-Plan, the Agreement and/or the Plan, the Participant agrees that the Sub-Plan will govern the RSUs granted to the Participant in Israel.

If the Participant resides in Israel has not already signed an Israeli Appendix in connection with grants made under the Plan, then the Participant must print, sign and deliver the signed copy of the Israeli Appendix attached hereto as Appendix D within 45 days to: Stock Plan Administrator, Treasury Department, Analog Devices, Inc., One Technology Way, Norwood, Massachusetts, 02062 U.S.A. If Analog Devices, (Israel) Ltd. or Analog Devices, Inc. does not receive the signed Israeli Appendix within 45 days, the RSUs shall terminate and will become null and void.

Vesting. This provision supplements Section 2(a) in the Agreement:

The Shares issued upon vesting of the RSUs will be registered in the name of the Trustee as required by law to qualify under Section 102 (as defined under the Sub-plan), for the benefit of the Participant, unless otherwise approved in writing by the Israeli Tax Authority. Furthermore, the Participant hereby understands and agrees he or she will not require the Trustee to release or sell the Shares during the Holding Period (as defined under the Sub-Plan), unless permitted under Israeli tax law.

Restrictions on Transfer. This provision supplements Section 3(a) in the Agreement:

The Trustee shall not alienate, sell, exchange, transfer, assign, pledge, or otherwise encumber the RSUs or the Shares for the Participant, except as permitted under the Sub-Plan and the terms of Section 102 (as defined in the Sub-Plan), or in the case of death, the Participant’s heirs, except by will or by the laws of descent and distribution.

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Participant. In no event will the Award be paid to Participant in the form of cash.

ITALY

Plan Document Acknowledgment. In accepting the RSU, the Participant acknowledges that a copy of the Plan was made available to the Participant, and that the Participant has reviewed the Plan and the Agreement, including Appendix A, in their entirety and fully understand and accept all provisions of the Plan, the Agreement and Appendix A.
The Participant further acknowledges that he or she has read and specifically and expressly approves the following provision in the Agreement: Vesting and Conversion, Withholding Taxes, and Miscellaneous.

Foreign Asset Tax. The value of the financial assets held outside Italy by individuals resident of Italy is subject to a foreign asset tax. Such tax is levied at an annual rate of 2 per thousand (0.2%). The taxable amount will be the fair market value of the financial assets (e.g., Shares) assessed at the end of the calendar year.

Foreign Asset / Account Reporting Information. If the Participant holds investments abroad or foreign financial assets (e.g., cash, Shares, RSUs) that may generate income taxable in Italy, the Participant is required to report them on his or her annual tax returns (UNICO Form, RW Schedule) or on a special form if no tax return is due, irrespective of their value. The same reporting duties apply to the Participant if he or she is a beneficial owner of the investments, even if the Participant does not directly hold investments abroad or foreign assets.

JAPAN

Foreign Asset / Account Reporting Information. The Participant will be required to report details of any assets held outside Japan as of December 31st to the extent such assets have a total net fair market value exceeding ¥50,000,000. This report is due by March 15th each year. The Participant should consult with his or her personal tax advisor as to whether the reporting obligation applies to him or her and whether the requirement extends to any outstanding RSUs or Shares acquired under the Plan.

KOREA

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VERSION 11/17

Foreign Asset / Account Reporting Information. Korean residents must declare all foreign financial accounts (i.e., non-Korean bank accounts, brokerage accounts, and so on) to the Korean tax authority and file a report with respect to such accounts if the value of such accounts exceeds KRW 1 billion (or an equivalent amount in foreign currency). The Participant should consult with his or her personal tax advisor to determine any personal reporting obligations.

MALAYSIA
Payment of Tax-Related Items. This provision supplements Section 6 of the Agreement:
The Employer, the Company or one of its subsidiaries may withhold taxes in connection with the RSUs to satisfy the Participant’s Tax-Related Items liability in Malaysia. Should withholding not occur, however, the Participant acknowledges that he or she is ultimately responsible for paying any Tax-Related Items legally due by him or her in connection with the RSUs to the Inland Revenue Board of Malaysia.
Director Notification. If the Participant is a director of a subsidiary or other related company in Malaysia, then the Participant is subject to certain notification requirements under the Malaysian Companies Act, 1965. Among these requirements is an obligation to notify the Malaysian subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related companies. In addition, the Participant must notify the Malaysian subsidiary when he or she sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within fourteen (14) days of acquiring or disposing of any interest in the Company or any related company.

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VERSION 11/17

Data Privacy. This provision replaces the Data Privacy Information and Consent provision in the Terms and Conditions for Participants Outside the U.S. set forth above:

The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this document by and among, as applicable, the Employer, and the Company and its subsidiaries for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). The source of the Data is the Employer as well as information the Participant is providing to the Company and the Employer in connection with the RSUs. The Participant understands that Data may be transferred to Fidelity or any other third parties as may be selected by the Company in the future, which are assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere and that the recipients’ country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, Fidelity and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any Shares acquired upon settlement of the Award. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Participant understands, however, that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of a refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her regional stock plan administrator at Stock_Plan_Admin@Analog.com.

Peserta dengan ini secara eksplicit, secara sukarela dan tanpa sebarang keraguan mengizinkan pengumpulan, penggunaan dan pemindahan, dalam bentuk elektronik atau lain-lain, data peribadinya seperti yang dinyatakan dalam dokumen ini, oleh dan di antara, sebagaimana yang berkenaan, Majikan, Syarikat, dan mana-mana anak Syarikatnya bagi tujuan ekslusif untuk membantu dalam pelaksanaan, pentadbiran dan pengurusan penyertaan Peserta dalam Pelan.
Peserta memahami bahawa Syarikat dan Majikan mungkin memegang maklumat peribadi tertentu tentang Peserta, termasuk, tetapi tidak terhad kepada, namanya, alamat rumah dan nombor telefon, tarikh lahir, nombor insurans sosial atau nombor pengenalan lain, gaji, kewarganegaraan, jawatan, apa-apa syer dalam saham atau jawatan pengarah yang dipegang dalam Syarikat, butir-butir semua RSUs atau apa-apa hak lain untuk syer dalam saham yang dianugerahkan, dibatalkan, dilaksanakan, terletak hak, tidak diletak hak ataupun yang belum dijelaskan bagi faedah Peserta, untuk tujuan eksklusif bagi melaksanakan, mentadbir dan menguruskan Pelan (“Data”). Sumber Data adalah daripada Majikan dan juga daripada maklumat yang dibekalkan oleh Peserta kepada Syarikat dan Majikan berkenaan dengan RSUs. Penerima Anugerah juga memahami bahawa Data mungkin dipindahkan kepada Fidelity atau mana-mana pihak ketiga yang mungkin dipilih oleh Syarikat pada masa depan, yang membantu dalam pelaksanaan, pentadbiran dan pengurusan Pelan, bahawa penerima-penerima ini mungkin berada di negara Peserta atau di tempat lain, dan bahawa negara penerima (contohnya, Amerika Syarikat) mungkin mempunyai undang-undang privasi data dan perlindungan yang berbeza daripada negara Peserta. Peserta memahami bahawa dia boleh meminta senarai nama dan alamat mana-mana penerima Data dengan menghubungi wakil sumber manusia tempatannya. Peserta memberi kuasa kepada Syarikat, Fidelity, dan mana-mana penerima lain yang mungkin membantu Syarikat (masa sekarang atau pada masa depan) untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan untuk menerima, memiliki, menggunakan, mengekalkan dan memindahkan Data, dalam bentuk elektronik atau lain-lain, semata-mata dengan tujuan untuk melaksanakan, mentadbir dan menguruskan penyertaan Peserta dalam Pelan, termasuk apa-apa pemindahan Data yang diperlukan kepada broker atau pihak ketiga dengan siapa Peserta mungkin pilih untuk mendepositkan apa-apa Saham yang diperolehi di atas penyelesaian Anugerah. Peserta memahami bahawa Data akan dipegang hanya untuk tempoh yang diperlukan untuk melaksanakan, mentadbir dan menguruskan penyertaannya dalam Pelan tersebut. Peserta memahami bahawa dia boleh, pada bila-bila masa, melihat data, meminta maklumat tambahan mengenai penyimpanan dan pemprosesan Data, meminta bahawa pindaan-pindaan dilaksanakan ke atas Data atau menolak atau menarik balik persetujuan dalam ini, dalam mana-mana kes, tanpa kos, dengan menghubungi secara bertulis wakil sumber manusia tempatannya. Peserta memahami bahawa keengganan atau penarikan balik persetujuannya boleh menjejaskan keupayaannya untuk mengambil bahagian dalam Pelan. Untuk maklumat lanjut mengenai akibat keengganannya untuk memberikan keizinan atau penarikan balik keizinan, Peserta fahami bahawa dia boleh menghubungi pentadbir pelan saham serantau di Stock_Plan_Admin@Analog.com.

MEXICO

Acknowledgment of the Agreement. By participating in the Plan, Participant acknowledges that the Participant has received a copy of the Plan, has reviewed the Plan in its entirety and fully understands and accepts all provisions of the Plan. The Participant further acknowledges that the Participant has read and expressly approves the terms and conditions set forth in the Nature of Grant paragraph of the Agreement, in which the following is clearly described and established: (i) the Participant’s participation in the Plan does not constitute an acquired right; (ii) the Plan and the Participant’s participation in the Plan are offered by the Company on a wholly discretionary basis; (iii) the Participant’s participation in the Plan is voluntary; and (iv) the Company and its subsidiaries are not responsible for any decrease in the value of the underlying Shares.

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Labor Law Policy and Acknowledgment. By participating in the Plan, the Participant expressly recognizes that Analog Devices, Inc., with registered offices at One Technology Way, Norwood, Massachusetts, 02062 U.S.A., is solely responsible for the administration of the Plan and that the Participant’s participation in the Plan and acquisition of Shares does not constitute an employment relationship between the Participant and the Company since the Participant is participating in the Plan on a wholly commercial basis. Based on the foregoing, the Participant expressly recognizes that the Plan and the benefits that the Participant may derive from participation in the Plan do not establish any rights between the Participant and the Company and do not form part of the employment conditions and/or benefits provided by the Company and any modification of the Plan or its termination shall not constitute a change or impairment of the terms and conditions of the Participant's employment.
The Participant further understands that the Participant’s participation in the Plan is as a result of a unilateral and discretionary decision of the Company; therefore, the Company reserves the absolute right to amend and/or discontinue the Participant's participation at any time without any liability to the Participant.
Finally, the Participant hereby declares that Participant does not reserve any action or right to bring any claim against the Company for any compensation or damages regarding any provision of the Plan or the benefits derived under the Plan, and the Participant therefore grants a full and broad release to the Company, its subsidiaries, branches, representation offices, its shareholders, officers, agents or legal representatives with respect to any claim that may arise.
Reconocimiento del Contrato. Al participar en el Plan, usted reconoce que ha recibido una copia del Plan, que ha revisado el Plan en su totalidad, y que entiende y acepta en su totalidad, todas y cada una de las disposiciones del Plan. Asimismo reconoce que ha leído y aprueba expresamente los términos y condiciones señalados en el párrafo titulado Naturaleza de la Oferta en el Convenio, en lo que claramente se describe y establece lo siguiente: (i) su participación en el Plan no constituye un derecho adquirido; (ii) el Plan y su participación en el Plan son ofrecidos por la Compañía sobre una base completamente discrecional; (iii) su participación en el Plan es voluntaria; y (iv) la Compañía y sus afiliadas no son responsables de ninguna por la disminución en el valor de las Acciones subyacentes.
Política de Legislación Laboral y Reconocimiento. Al participar en el Plan, usted reconoce expresamente que Analog Devices, Inc., con oficinas registradas en One Technology Way, Norwood, Massachusetts, 02062 EE.UU, es la única responsable por la administración del Plan, y que su participación en el Plan, así como la adquisición de las Acciones, no constituye una relación laboral entre usted y la Compañía, debido a que usted participa en el plan sobre una base completamente mercantil. Con base en lo anterior, usted reconoce expresamente que el Plan y los beneficios que pudiera obtener por su participación en el Plan, no establecen derecho alguno entre usted y la Compañía, y no forman parte de las condiciones y/o prestaciones laborales que la Compañía ofrece, y que las modificaciones al Plan o su terminación, no constituirán un cambio ni afectarán los términos y condiciones de su relación laboral.
Asimismo usted entiende que su participación en el Plan es el resultado de una decisión unilateral y discrecional de la Compañía; por lo tanto, la Compañía se reserva el derecho absoluto de modificar y/o suspender su participación en cualquier momento, sin que usted incurra en responsabilidad alguna.
Finalmente, usted declara que no se reserva acción o derecho alguno para interponer reclamación alguna en contra de la Compañía, por concepto de compensación o daños relacionados con cualquier disposición del Plan o de los beneficios derivados del Plan, y por lo tanto, usted libera total y ampliamente de toda responsabilidad a la Compañía, a sus afiliadas, sucursales, oficinas de representación, sus accionistas, funcionarios, agentes o representantes legales, con respecto a cualquier reclamación que pudiera surgir.

NETHERLANDS

No Entitlement. This provision supplements Section 9(d) of the Agreement:
By accepting the RSU, the Participant acknowledges that the RSU is intended as an incentive for the Participant to remain employed with the Employer and is not intended as remuneration for labor performed.
PHILIPPINES

Securities Law Information. The securities being offered or sold herein have not been registered with the Philippines Securities and Exchange Commission (“PSEC”) under its Securities Regulation Code (the “SRC”).

The grant of RSUs is being made pursuant to an exemption from registration under Section 10.2 of the SRC that has been approved by the PSEC.

The Participant should be aware of the risks of participating in the Plan, which include (without limitation) the risk of fluctuation in the price of the Shares on the Nasdaq Global Select Market (“Nasdaq”) and the risk of currency fluctuations between the U.S. Dollar and his or her local currency. In this regard, the Participant should note that the value of any Shares he or she may acquire under the Plan may decrease, and fluctuations in foreign exchange rates between his or her local currency and the U.S. Dollar may affect the value of the Shares or any

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amounts due to the Participant pursuant to the vesting of the RSUs or the subsequent sale of any Shares acquired by the Participant. The Company is not making any representations, projections or assurances about the value of the Shares now or in the future.

For further information on risk factors impacting the Company’s business that may affect the value of the Shares, the Participant should refer to the risk factors discussion in the Company’s Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, which are filed with the U.S. Securities and Exchange Commission and are available online at www.sec.gov, as well as on the Company’s website at http://investor.analog.com/sec.cfm.

The Participant should also note that the sale or disposal of Shares acquired under the Plan may be subject to certain restrictions under Philippines securities laws. Those restrictions should not apply if the offer and resale of Shares takes place outside of the Philippines through the facilities of a stock exchange on which the Shares are listed. The Shares are currently listed on Nasdaq. The Company’s designated broker should be able to assist the Participant in the sale of Shares on Nasdaq. If the Participant has questions with regard to the application of Philippines securities laws to the disposal or sale of Shares acquired under the Plan the Participant should consult with his or her legal advisor.

POLAND

Foreign Asset/Account Reporting Information. If the Participant maintains bank or brokerage accounts holding cash and foreign securities (including Shares) outside of Poland, the Participant will be required to report information to the National Bank of Poland on transactions and balances in such accounts if the value of such cash and securities exceeds PLN 7,000,000. If required, such reports must be filed on a quarterly basis on special forms available on the website of the National Bank of Poland.
Exchange Control Information. The transfer of funds in excess of a certain threshold (currently €15,000, unless the transfer of funds is considered to be connected with the business activity of an entrepreneur, in which case a lower threshold may apply) into or out of Poland must be made through a bank account in Poland. The Participant understands that he or she is required to store all documents connected with any foreign exchange transactions for a period of five years, as measured from the end of the year in which such transaction occurred. The Participant should consult with his or her personal legal advisor to determine what he or she must do to fulfill any applicable reporting/exchange control duties.

ROMANIA

Exchange Control Information. If the Participant deposits the proceeds from the sale of Shares issued at vesting and settlement of the RSUs in a bank account in Romania, the Participant may be required to provide the Romanian bank with appropriate documentation explaining the source of the funds.  The Participant should consult his or her personal advisor to determine whether he or she will be required to submit such documentation to the Romanian bank.

SERBIA
Securities Law Information. The grant of RSUs and the issuance of any Shares are not subject to the regulations concerning public offers and private placements under the Law on Capital Markets.
Exchange Control Information. Pursuant to the Law on Foreign Exchange Transactions, the Participant is permitted to acquire Shares under the Plan, but a report may need to be made of the acquisition of such Shares, the value of the Shares at vesting, and, on a quarterly basis, any changes in the value of the Shares. As the exchange control regulations in Serbia may change without notice, the Participant should consult with his or her personal advisor with respect to all applicable reporting obligations.

SINGAPORE

Securities Law Information. The RSUs were granted to the Participant pursuant to the “Qualifying Person” exemption under section 273(1)(f) of the Singapore Securities and Futures Act (Chapter 289, 2006 Ed.) (“SFA”). The Agreement and the Plan have not been lodged or registered as a prospectus with the Monetary Authority of Singapore. The Participant should note that the Participant’s RSUs are subject to section 257 of the SFA and the Participant will not be able to make any subsequent sale in Singapore, or any offer of such subsequent sale of the Shares unless such sale or offer in Singapore is made pursuant to the exemptions under Part XIII Division (1) Subdivision (4) (other than section 280) of the SFA.

Chief Executive Officer and Director Notification. If the Participant is the Chief Executive Officer (“CEO”) or a director, associate director or shadow director of a subsidiary or other related company in Singapore, the Participant is subject to certain notification requirements under the Singapore Companies Act. Among these requirements is an obligation to notify the Singapore subsidiary in writing when the Participant receives an interest (e.g., RSUs, Shares) in the Company or any related company. In addition, the Participant must notify the Singapore subsidiary when the Participant sells Shares of the Company or any related company (including when the Participant sells Shares acquired under the Plan). These notifications must be made within two (2) business days of (i) acquiring or disposing of any interest in the Company

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or any related company, or (ii) any change in a previously-disclosed interest (e.g. upon vesting of the RSUs or when Shares are subsequently sold). In addition, a notification must be made of the Participant’s interests in the Company or any related company within two (2) business days of becoming a CEO or director, associate director, or shadow director.

SPAIN

No Entitlement. This provision supplements Section 9(d) of the Agreement:
In accepting the RSUs, the Participant acknowledges that he or she consents to participation in the Plan and has received a copy of the Plan. The Participant understands that the Company has unilaterally, gratuitously and in its sole discretion decided to grant RSUs under the Plan to individuals who may be employees of the Company or its subsidiaries throughout the world. The decision is a limited decision that is entered into upon the express assumption and condition that any RSUs will not economically or otherwise bind the Company or any of its subsidiaries on an ongoing basis. Consequently, the Participant understands that the RSUs are granted on the assumption and condition that the RSUs or the Shares acquired upon settlement shall not become a part of any employment contract (either with the Company or any of its subsidiaries) and shall not be considered a mandatory benefit, salary for any purposes (including severance compensation) or any other right whatsoever. In addition, the Participant understands that the RSU grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSUs shall be null and void.

Further, and except as provided in Section 2(d) of the Agreement in the event the Participant becomes Disabled, the vesting of the RSUs is expressly conditioned on the Participant’s continued rendering of service, such that if the Participant’s employment terminates for any reason whatsoever, the RSUs will cease vesting immediately, in whole or in part, effective on the date of the Participant’s termination of employment (unless otherwise specifically provided in Section 2 of the Agreement in the event of death). This will be the case, for example, even if (1) the Participant is considered to be unfairly dismissed without good cause (i.e., subject to a “despido improcedente”); (2) the Participant is dismissed for disciplinary or objective reasons or due to a collective dismissal; (3) the Participant terminates service due to a change of work location, duties or any other employment or contractual condition; (4) the Participant terminates service due to a unilateral breach of contract by the Company or a subsidiary; or (5) the Participant’s employment terminates for any other reason whatsoever. Consequently, upon termination of the Participant’s employment for any of the above reasons, the Participant will automatically lose any rights to RSUs that were not vested on the date of the Participant’s termination of employment, as described in the Plan and the Agreement. The Participant understands that the RSU grant would not be made to the Participant but for the assumptions and conditions referred to above; thus, the Participant acknowledges and freely accepts that should any or all of the assumptions be mistaken or should any of the conditions not be met for any reason, then any RSU grant shall be null and void.

The Participant acknowledges that he or she has read and specifically accepts the conditions referred to in Section 2 of the Agreement.

Securities Law Notification. The grant of RSUs and the Shares issued upon vesting of the RSUs are considered a private placement outside the scope of Spanish laws on public offerings and issuances of securities. No “offer of securities to the public”, as defined under Spanish law, has taken place or will take place in the Spanish territory. This Agreement has not been nor will it be registered with the Comisión Nacional del Mercado de Valores, and does not constitute a public offering prospectus.

Exchange Control Notification. The Participant acknowledges that he or she must declare any Shares that are acquired under the Plan to the Dirección General de Comercio e Inversiones of the Ministry of Economy and Competitiveness (the “DGCI”). After the initial declaration, the declaration must be filed with the DGCI on an annual basis each January while the shares are owned; however, if the value of the Shares or the sale proceeds exceed a certain amount, a declaration must be filed within one month of the acquisition or sale, as applicable.

Foreign Asset / Account Reporting Information. To the extent that the Participant holds assets (e.g., cash or Shares held in a bank or brokerage account) outside Spain with a value in excess of €50,000 per type of asset (e.g., Shares, cash, and so on) as of December 31 each year, the Participant will be required to report information on such assets on his or her tax return for such year (tax form 720). After such assets are initially reported, the reporting obligation will only apply for subsequent years if the value of any previously-reported assets increases by more than €20,000. The reporting must be completed by March 31. Failure to comply with this reporting requirement may result in penalties to the Participant. Accordingly, the Participant should consult with his or her personal tax and legal advisors to ensure that he or she is properly complying with his or her reporting obligations.

Further, the Participant is required to declare to the Bank of Spain any securities accounts (including brokerage accounts held abroad), as well as the securities held in such accounts if the value of the transactions for all such accounts during the prior tax year or the balances in such accounts as of December 31 of the prior tax year exceeds €1,000,000.

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SWEDEN

There are no country-specific provisions.

SWITZERLAND

Securities Law Information. The grant of RSUs and the issuance of any Shares is not intended to be a public offering in Switzerland and is therefore not subject to registration in Switzerland. Neither this document nor any materials relating to the RSUs constitutes a prospectus as such term is understood pursuant to article 652a of the Swiss Code of Obligations, and neither this document nor any other materials relating to the RSUs may be publicly distributed nor otherwise made publicly available in Switzerland. Neither this document nor any other offering or marketing material relating to the RSUs has been or will be filed with, approved or supervised by any Swiss regulatory authority (in particular, the Swiss Financial Supervisory Authority (FINMA)).

TAIWAN

Data Privacy. The Participant acknowledges that he or she has read and understands the terms regarding collection, processing and transfer of Data contained in the Data Privacy Information and Consent provision of the Terms and Conditions for Participants outside the U.S. and agrees that, upon request of the Company or the Employer, the Participant will provide any executed data privacy consent form to the Employer or the Company (or any other agreements or consents that may be required by the Employer or the Company) that the Company and/or the Employer may deem necessary to obtain under the data privacy laws in Participant’s country, either now or in the future. The Participant understands he or she will not be able to participate in the Plan if the Participant fails to execute any such consent or agreement.

Securities Law Information. The RSUs and participation in the Plan is made available only to employees of the Company and the Employer. It is not a public offer of securities by a Taiwanese company. Therefore, it is exempt from registration in Taiwan.

Exchange Control Information. Individuals may acquire foreign currency (including proceeds from the sale of Shares) into Taiwan up to US$5,000,000 per year without justification.

There is no need to aggregate all remittances into Taiwan when calculating the limitation. If the transaction amount is TWD$500,000 or more in a single transaction, the Participant must submit a Foreign Exchange Transaction Form and also provide supporting documentation to the satisfaction of the remitting bank.

TURKEY

Securities Law Information. Under Turkish law, the Participant is not permitted to sell any Shares acquired under the Plan in Turkey. The Shares are currently traded on the Nasdaq Global Select Market, under the ticker symbol “ADI” and the Shares may be sold through this exchange.

Exchange Control Information. The Participant may be required to engage a Turkish financial intermediary to assist with the sale of Shares acquired under the Plan. As the Participant is solely responsible for complying with any applicable financial intermediary requirements, the Participant should consider consulting his or her personal legal advisor prior to the vesting of the RSUs or any sale of Shares to ensure compliance.

UNITED KINGDOM

Manner of Payment. This provision replaces Section 7 of the Agreement:

Notwithstanding any discretion in the Plan or the Agreement to the contrary, upon vesting of the RSUs, Shares will be issued to the Participant. In no event will the Award be paid to Participant in the form of cash.

Furthermore, notwithstanding any provision of the Plan or the Agreement to the contrary, the Participant will not be entitled to receive any Shares pursuant to the vesting of the RSUs unless and until the Participant has executed a Joint Election (as defined below) in connection with the RSUs.

Joint Election. As a condition of the grant of RSUs, the Participant agrees to accept any liability for secondary Class 1 National Insurance contributions (the “Employer NICs”) which may be payable by the Company or the Employer with respect to the vesting of the RSUs or otherwise payable with respect to a benefit derived in connection with the RSUs.

Without limitation to the foregoing, the Participant agrees to execute a joint election between the Company and/or the Employer and Participant (the “Joint Election”), the form of such Joint Election being formally approved by HMRC, and any other consent or election required to

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accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Employer. If the Participant does not enter into a Joint Election, no Shares shall be issued to the Participant without any liability to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs from the Participant by any of the means set forth in Section 6 of the Agreement.

The Joint Election is attached hereto as Appendix E. If the Participant has signed a Joint Election in the past with respect to an RSU award granted to him or her by the Company and that Joint Election applies to all grants made under the Plan, the Participant need not sign another Joint Election in connection with this RSU grant.

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APPENDIX B
OFFER DOCUMENT
OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

Investment in shares involves a degree of risk. Eligible employees who elect to participate in the Plans should monitor their participation and consider all risk factors relevant to the acquisition of shares of common stock under the Plans as set out in this Offer Document and the Additional Documents.
Any information contained in this Offer Document and the Additional Documents is general in nature. It is not advice or information specific to your particular circumstances.
Employees should consider obtaining their own financial product advice from an independent person who is licensed by the Australian Securities and Investments Commission to give such advice.
We are pleased to provide you with this offer to participate in the Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”). This Offer Document sets out information regarding the grant of restricted stock units (“Restricted Stock Units”) over shares of common stock (“Shares”) of Analog Devices, Inc. (the “Company”) to Australian resident employees and directors of the Company and its Australian Subsidiary.
The Company has adopted the Plan to enable the Company and its subsidiaries to attract, retain and motivate their employees by providing for or increasing the proprietary interests of such employees in the Company. The Plan and this Offer Document are intended to comply with the provisions of the Corporations Act 2001, ASIC Regulatory Guide 49 and ASIC Class Order CO 14/1000.
Any capitalized term used but not defined herein shall have the meaning ascribed to such term in the Plan.

1.	OFFER
This is an Offer of Restricted Share Units, as may be granted from time to time by the Company, to certain eligible employees in accordance with the Plan.

2.	TERMS OF GRANT
The terms of the grant of Restricted Stock Units incorporate the rules of the Plan, this Offer Document and the Global Restricted Stock Unit Agreement, and Appendix A thereto (the “Agreement”). By accepting a grant of Restricted Stock Units, you will be bound by the rules of the Plan, this Offer Document and the Agreement.

3.	ADDITIONAL DOCUMENTS
In addition to the information set out in this Offer Document, attached are copies of the following documents:

(a)	the Plan;

(b)	the Plan Prospectus; and

(c)	the Agreement.
(collectively, the “Additional Documents”).
The Agreement sets out, among other details, the vesting conditions applicable to your Restricted Stock Units, information on the settlement of your Restricted Stock Units and the consequences of a change in the nature or status of your employment.
The other Additional Documents provide further information to assist you to make an informed investment decision in relation to your participation in the Plan. Neither the Plan nor the 2006 Stock Incentive Plan Prospectus is a prospectus for the purposes of the Corporations Act.

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APPENDIX B
OFFER DOCUMENT
OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

4.	RELIANCE ON STATEMENTS
You should not rely upon any oral statements made to you in relation to this Offer. You should only rely upon the statements contained in this Offer Document and the Additional Documents when considering your participation in the Plan.

5.	WHO IS ELIGIBLE TO PARTICIPATE?
You are eligible to participate under the Plan if, at the time of the offer, you are an Australian resident employee or director of the Company or its Australian Subsidiary and meet the eligibility requirements established under the Plan.

6.	ACCEPTING AN AWARD
The Agreement sets out additional terms and conditions of your Restricted Stock Unit award. You are not required to affirmatively accept your Restricted Stock Units award in writing.

7.	WHAT ARE THE MATERIAL TERMS OF THE RESTRICTED STOCK UNITS?

(a)	What are Restricted Stock Units?
Restricted Stock Units represent the right to receive Shares upon fulfilment of the vesting conditions set out in your Agreement. The Restricted Stock Units are considered “restricted” because they are subject to forfeiture and restrictions on transfer until they vest. The restrictions are set forth in your Agreement. When your Restricted Stock Units vest, you will be issued Shares at no monetary cost (other than applicable taxes) to you. Notwithstanding anything to the contrary in the Plan, the Agreement, or any related document, your Restricted Stock Units will be settled in Shares.

(b)	Do I have to pay any money to receive the Restricted Stock Units?
No. You pay no monetary consideration to receive the Restricted Stock Units, nor do you pay anything to receive the Shares upon vesting (other than applicable taxes).

(c)	How many Shares will I receive upon vesting of my Restricted Stock Units?
The details of your Restricted Stock Units and the number of Shares subject to the award are set out in the Agreement.
(d)    When do I become a stockholder?
You are not a stockholder merely as a result of holding Restricted Stock Units. The Restricted Stock Units will not entitle you to any shareholder rights, including the right to vote the Shares or receive dividends, notices of meetings, proxy statements and other materials provided to stockholders, until the restrictions lapse at vesting and the Restricted Stock Units are paid out in Shares. In this regard, you are not recorded as the owner of the Shares prior to vesting. You should refer to your Agreement for details of the consequences of a change in the nature of your employment.
(e)    Can I transfer the Restricted Stock Units to someone else?
No. The Restricted Stock Units are generally non-transferable, unless otherwise provided in your Agreement; however, once Shares are issued upon vesting, the Shares will be freely tradeable (subject to the Company’s policies and applicable laws regarding insider trading).

(f)	What happens if my employment with the Company or Australian Subsidiary terminates?
Your right to any unvested Restricted Stock Units will terminate when you terminate employment with the Company or its Australian Subsidiary for reasons including, but not limited to, retirement, resignation, lay-off, discharge, or other change of employment status.

8.	WHAT IS A SHARE IN THE COMPANY
Common stock of a U.S. corporation is analogous to an ordinary share of an Australian corporation. Each holder of a Share is entitled to one vote for every Share held in the Company.

APPENDIX B - 2
VERSION 11/17

APPENDIX B
OFFER DOCUMENT
OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

Dividends may be paid on the Shares out of any funds of the Company legally available for dividends at the discretion of the board of directors of the Company.
The Shares are traded on the Nasdaq Global Select Market in the United States of America and are traded under the symbol “ADI”.
Shares are not liable to any further calls for payment of capital or for other assessment by the Company and have no sinking fund provisions, pre-emptive rights, conversion rights or redemption provisions.

9.	HOW CAN I OBTAIN UPDATED INDICATIVE EXAMPLES OF THE CURRENT MARKET PRICE IN AUSTRALIAN DOLLARS?
You may ascertain the current market price of the Shares as traded on the Nasdaq at http://www.nasdaq.com under the code “ADI”. The Australian dollar equivalent of that price can be obtained at: http://www.rba.gov.au/statistics/frequency/exchange-rates.html.
This will not be a prediction of what the market price per Share will be when the Restricted Stock Units vest or settle or of the applicable exchange rate on the actual date of vesting or settlement.

10.	WHAT ADDITIONAL RISK FACTORS APPLY TO AUSTRALIAN RESIDENTS’ PARTICIPATION IN THE PLAN?
Australian residents should have regard to risk factors relevant to investment in securities generally and, in particular, to the holding of the Shares. For example, the price at which Shares are quoted on the Nasdaq Global Select Market may increase or decrease due to a number of factors. There is no guarantee that the price of the Shares will increase. Factors which may affect the price of the Shares include fluctuations in the domestic and international market for listed stocks, general economic conditions, including interest rates, inflation rates, commodity and oil prices, changes to government fiscal, monetary or regulatory policies, legislation or regulation, the nature of the markets in which the Company operates and general operational and business risks.
More information about potential factors that could affect the Company’s business and financial results is included in (a) the Company’s latest Annual Report filed pursuant to Section 13(a) or 15(d) of the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), or the latest prospectus filed pursuant to Rule 424(b) under the U.S. Securities Act of 1933, as amended, that contains audited financial statements for the Company’s latest fiscal year for which such statements have been filed, and (b) all other reports filed pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the document referred to in (a). Copies of these reports are available at http://www.sec.gov/, on the Company’s “Investor Relations” page at http://investor.analog.com/, and upon request to the Company.
In addition, you should be aware that the Australian dollar value of the Shares you may acquire at vesting will be affected by the U.S. dollar/Australian dollar exchange rate. Participation in the Plan involves certain risks related to fluctuations in this rate of exchange.

11.	PLAN MODIFICATION, TERMINATION ETC.
Except as provided in the Plan, the board of directors of the Company may amend or terminate the Plan at any time. In addition, the board of directors may amend, modify or terminate outstanding awards, provided that an award holder’s consent is obtained unless the board of directors determines that the action would not materially or adversely affect the award holder.

12.	WHAT ARE THE AUSTRALIAN TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?
The following is a summary of the tax consequences as of October 2017 for an Australian resident employee who receives Restricted Stock Units under the Plan. You may also be subject to Medicare levy and surcharge.
We note that for Restricted Stock Units granted under the Plan prior to 1 July 2015, different employee share scheme rules apply. The following taxation summary applies only to Restricted Stock Units granted on or after 1 July 2015. If you hold Restricted Stock Units granted before 1 July 2015, please consult with your personal tax advisor on the applicable tax treatment.
This summary is necessarily general in nature and does not purport to be tax advice in relation to an actual or potential recipient of Restricted Stock Units.

APPENDIX B - 3
VERSION 11/17

APPENDIX B
OFFER DOCUMENT
OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

If you are a citizen or resident of another country for local tax law purposes or if you transfer employment to another country after the Restricted Stock Units are granted to you, the information contained in this summary may not be applicable to you. You should seek appropriate professional advice as to how the tax or other laws in Australia and in your country apply to your specific situation.
If you are awarded Restricted Stock Units under the Plan, you should not rely on this summary as anything other than a broad guide, and you should obtain independent taxation advice specific to your particular circumstances before making the decision to accept the Restricted Stock Units.

(a)	What is the effect of the grant of the Restricted Stock Units?
The Australian tax legislation contains specific rules, in Division 83A of the Income Tax Assessment Act 1997, governing the taxation of shares and rights (called “ESS interests”) acquired by employees under employee share schemes. The Restricted Stock Units granted under the Plan should be regarded as a right to acquire shares and accordingly, an ESS interest for these purposes.
Your assessable income includes the ESS interest at grant, unless the ESS interest is subject to a “real risk of forfeiture,” in which case you will be subject to deferred taxation.
In the case of the Restricted Stock Units, the “real risk of forfeiture” test requires that:
(i)    there must be a real risk that, under the conditions of the Plan, you will forfeit the Restricted Stock Units or lose them (other than by disposing of them or in connection with the vesting of the Restricted Stock Units); or
(ii)    there must be a real risk that if your Restricted Stock Units vest, under the conditions of the Plan, you will forfeit the underlying Shares or lose them other than by disposing of them.
The terms of your Restricted Stock Unit award are set out in the Additional Documents. It is understood that your Restricted Stock Units will satisfy the real risk of forfeiture test and that you will be subject to deferred taxation (i.e., you generally should not be subject to tax when the Restricted Share Units are granted to you).

(b)	When will you be taxed if your Restricted Stock Units are subject to a real risk of forfeiture?
You will be required to include an amount in your assessable income for the income year (i.e., the financial year ending 30 June) in which the earliest of the following events occurs in relation to the Restricted Stock Units (the “ESS deferred taxing point”).
Your ESS deferred taxing point will be the earliest of the following:
(i)    when there are no longer any genuine restrictions on the vesting of the Restricted Stock Units and there is no real risk of you forfeiting your Restricted Stock Units;
(ii)    when the Restricted Stock Units are settled and there is no genuine restriction on the disposal of the underlying Shares; and
(iii)    your cessation of employment (but see Section 11(e) below).
Generally, this means that you will be subject to tax when your Restricted Stock Units vest. However, the ESS deferred taxing point for your Restricted Stock Units will be moved to the time you sell the underlying Shares if you sell the shares within 30 days of the original ESS deferred taxing point. In other words, you must report the income in the income year in which the sale occurs and not when the original ESS deferred taxing point occurs if you sell the underlying Shares in an arm’s length transaction within 30 days of that original ESS deferred taxing point.
In addition to income taxes, the assessable amount may also be subject to Medicare Levy and surcharge (if applicable).

(c)	What is the amount to be included in your assessable income if an ESS deferred taxing point occurs?
The amount you must include in your assessable income in the income year (i.e., the financial year ending 30 June) in which the ESS deferred taxing point occurs in relation to your Restricted Stock Units (i.e., typically at vesting) will be the difference between the “market value” of the underlying

APPENDIX B - 4
VERSION 11/17

APPENDIX B
OFFER DOCUMENT
OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

Shares at the ESS deferred taxing point and the cost base of the Restricted Stock Units (which should be nil because you do not have to pay anything to acquire the Restricted Stock Units or the underlying Shares).
If, however, you sell the underlying Shares in an arm’s length transaction within 30 days of the original ESS deferred taxing point, the amount to be included in your assessable income in the income year in which the sale occurs will be equal to the difference between the sale proceeds and the cost base of the Restricted Stock Units (which, again, should be nil).

(d)	What is the market value of the Underlying Shares?
The “market value” of the Restricted Stock Units or the underlying Shares, as applicable, at the ESS deferred taxing point is determined according to the ordinary meaning of “market value” expressed in Australian currency. The Company will determine the market value in accordance with guidelines prepared by the Australian Taxation Office.
The Company has the obligation to provide you with certain information about your participation in the Plan at certain times, including after the end of the income year in which the ESS deferred taxing point occurs. This may assist you in determining the market value of your Restricted Stock Units or underlying Shares at the ESS deferred taxing point. However, this estimate may not be correct if you sell the Shares within 30 days of the vesting date, in which case it is your responsibility to report and pay the appropriate amount of tax based on the sales proceeds.

(e)	What happens if I cease employment before my Restricted Stock Units vest?
If you cease employment with your employer prior to the vesting date of some or all of your Restricted Stock Units and the Restricted Stock Units do not vest upon termination of employment (i.e., they are forfeited), you may be treated as having never acquired the forfeited Restricted Stock Units in which case, no amount will be included in your assessable income.

(f)	What tax consequences will arise when I sell my Shares?
If you sell the Shares acquired upon vesting of your Restricted Stock Units within 30 days of the original ESS deferred taxing point, your ESS deferred taxing point will be shifted to the date of sale for purposes of determining the amount of assessable income as described in Section 11(c) and you will not be subject to capital gains taxation.
If you sell the Shares acquired upon vesting of your Restricted Stock Units more than 30 days after the original ESS deferred taxing point, you will be subject to capital gains taxation to the extent that the sales proceeds exceed your cost basis in the Shares sold, assuming that the sale of Shares occurs in an arm’s-length transaction (as will generally be the case provided that the Shares are sold through the Nasdaq Stock Exchange). Your cost basis in the Shares will generally be equal to the market value of the Shares at the ESS deferred taxing point (which will generally be the vesting date) plus any incremental costs you incur in connection with the sale (e.g., brokers fees).
The amount of any capital gain you realize must be included in your assessable income for the year in which the Shares are sold. However, if you hold the Shares for at least one year prior to selling (excluding the dates you acquired and sold the Shares), you may be able to apply a discount to the amount of capital gain that you are required to include in your assessable income. If this discount is available, you may calculate the amount of capital gain to be included in your assessable income by first subtracting all available capital losses from your capital gains and then multiplying each capital gain by the discount percentage of 50%.
You are responsible for reporting any income you realize from the sale of Shares acquired upon vesting of Restricted Stock Units and paying any applicable taxes due on such income.
If your sales proceeds are lower than your cost basis in the Shares sold (assuming the sale occurred in an arm’s-length transaction), you will realize a capital loss. Capital losses may be used to offset capital gains realized in the current tax year or in any subsequent tax year, but may not be used to offset other types of income (e.g., salary or wage income).

(g)	What are the taxation consequences if a dividend is paid on the Shares?
If you vest in the Restricted Stock Units and become a Company stockholder, you may be entitled to receive dividends on the Shares obtained from vesting in the Restricted Stock Units if the board of directors of the Company, in its discretion, declares a dividend. Any dividends paid on Shares will be subject to income tax in Australia in the tax year they are paid (even where such dividends are reinvested in Shares). The dividends are also subject

APPENDIX B - 5
VERSION 11/17

APPENDIX B
OFFER DOCUMENT
OFFER OF RESTRICTED STOCK UNITS
TO AUSTRALIAN RESIDENT EMPLOYEES

to U.S. federal income tax withheld at source. You may be entitled to a foreign tax credit against your Australian income tax for the U.S. federal income tax withheld on any dividends.

(h)	What are the tax withholding and reporting obligations associated with the Restricted Stock Units?
You will be responsible for reporting on your tax return and paying any tax liability in relation to the Restricted Stock Units and any Shares issued to you at vesting. It is also your responsibility to report and pay any tax liability on the sale of any Shares acquired under the Plan any dividends received.
Your employer will be required to withhold tax due on the Restricted Stock Units only if you have not provided your Tax File Number or Australian Business Number, as applicable, to your employer.
However, the Company or your employer will provide you (no later than 14 July after the end of the year) and the Commissioner of Taxation (no later than 14 August after the end of the year) with a statement containing certain information about your participation in the Plan in the income year in which the original ESS deferred taxing point occurs (typically the year of vesting). This statement will include an estimate of the market value of the underlying Shares at the taxing point. Please note, however, that, if you sell the Shares within 30 days of the ESS deferred taxing point, your taxing point will not be at the original ESS deferred taxing point, but will be the date of sale; as such, the amount reported by your employer may differ from your actual taxable amount (which would be based on the value of the Shares when sold, rather than at the ESS deferred taxing point). You will be responsible for determining this amount and calculating your tax accordingly.

13.	WHAT ARE THE U.S. TAX CONSEQUENCES OF PARTICIPATION IN THE PLAN?
Australian residents who are not U.S. citizens or tax residents should not be subject to U.S. tax by reason only of the award or vesting of the Restricted Stock Units and/or the sale of Shares, except with respect to dividends as described above. However, liability for U.S. tax may accrue if an Australian resident is otherwise subject to U.S. tax.
This is only an indication of the likely U.S. tax consequences for an Australian resident who is awarded Restricted Stock Units under the Plan. Each Australian resident should seek his or her own advice as to the U.S. tax consequences of the Plan.
We urge you to carefully review the information contained in this Offer Document and the Additional Documents.
ANALOG DEVICES, INC.

APPENDIX B - 6
VERSION 11/17

APPENDIX C
EMPLOYER INFORMATION STATEMENT – DENMARK
RESTRICTED STOCK UNIT GRANT ON {GRANTDATE}

Pursuant to section 3(1) of the Danish Act on the Use of Rights to Purchase or Subscribe for Shares etc. in Employment Relationships (the “Stock Option Act”), you are entitled to receive the following information regarding the grant of Restricted Stock Units (“RSUs”) by Analog Devices, Inc. (the “Company”) under the Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”) in a separate written statement. This statement contains only the information mentioned in the Stock Option Act; the other terms and conditions of your grant of RSUs is described in detail in your Global Restricted Stock Unit Agreement) (the “Agreement”), the addendum to your Agreement and the Plan.
1.    Date of Grant
The Company approved the grant of RSUs under the Plan on {GRANTDATE}. On this basis, the Date of Grant for your RSUs is {GRANTDATE}.
2.    Terms and Conditions of the RSU Grant

The grant of RSUs and other awards under the Plan is made at the sole discretion of the Company. In determining who will receive RSUs, the number of shares of the Company’s common stock that are subject to the RSUs, and all other terms and conditions of the RSUs, the Company will consider a number of factors, including (but not limited to) the Company’s past, present and projected financial results, your personal performance and the value of the services that you render on the future value of the Company and its ongoing operations. Notwithstanding, the Company may decide, in its sole discretion, not to grant you additional RSUs or other awards under the Plan in the future. Under the terms of the Plan and the Agreement, you have no entitlement or claim to receive future RSU grants or other awards under the Plan.
3.    Vesting Date of RSUs
Your RSUs will vest in accordance with the vesting schedule set forth in Section 1 of your Agreement. If you do not remain employed with the Company or one of the Company’s subsidiaries through the vesting date, you may forfeit all or a portion of your RSUs as of the effective date of your termination, depending upon the particular circumstances of your termination and when it occurs. In this regard, please see Section 5 below.
When your RSUs vest, the Company will issue one share of the Company’s common stock to you in settlement of each vested RSU.
4.    Exercise Price
Because each RSU entitles you to receive one share of the Company’s common stock on the date of vesting without any cost to you or other payment required from you, there is no exercise price associated with the RSUs.
5.    Your Rights upon Termination of Service
Under the Stock Option Act, your RSUs will survive and will not be forfeited if you are terminated by your employer for any reason other than gross misconduct (as determined under Danish law). This means that you may be entitled to continue to vest in the RSUs (as if you were still an employee) in accordance with your Agreement and the Plan, and, in certain circumstances, you may be eligible to receive a pro-rata grant of additional RSUs if a new grant of RSUs is made in the year you are terminated (the calculation of any pro-rata grant will be made in accordance with Section 5 of the Stock Options Act). This provision will not apply if the termination is due to your breach of your employment contract.
The RSUs also will survive if you resign your employment because of your employer’s gross misconduct (as determined under Danish law).
If you resign from your employment for other reasons, the vesting and forfeiture of your RSUs will be determined in accord with the terms of your Agreement. In addition, you will be ineligible to receive any additional RSU grants after your resignation.
6.    Financial Aspects of Participating in the Plan
The grant of RSUs has no immediate financial consequences for you. The value of the RSUs is not taken into account when calculating holiday allowances, pension contributions or other statutory consideration calculated on the basis of salary. The tax treatment of RSUs depends on a number of aspects and thus, you are encouraged to seek particular advice regarding your tax position.
Shares of stock are financial instruments and investing in stocks will always have financial risk. The possibility of profit at the time of vesting will not only be dependent on the Company’s financial performance, but inter alia, also on the general development of the stock markets. In

APPENDIX C - 1
VERSION 11/17

APPENDIX C
EMPLOYER INFORMATION STATEMENT – DENMARK
RESTRICTED STOCK UNIT GRANT ON {GRANTDATE}

addition, before or after you vest in your RSUs, the shares of the Company’s common stock could decrease in value even below the price of such stock on the Date of Grant.

7.    Other Issues
This Statement does not intend to alter any provisions of the Plan or the Agreement (or any related document), and the Plan and the Agreement (and any related document) shall prevail in case of any ambiguities. However, your mandatory rights under the Stock Option Act shall prevail in case of any ambiguities.

Notice Provided By:
Analog Devices, Inc.
Three Technology Way
Norwood, MA 02062
U.S.A.

APPENDIX C - 2
VERSION 11/17

ARBEJDSGIVERERKLÆRING – DANMARK
Tildeling af “Restricted Stock Units” den {DENGRANTDATE}

I henhold til § 3, stk. 1, i lov om brug af køberet eller tegningsret m.v. i ansættelsesforhold (“Aktieoptionsloven”) er du berettiget til i en særskilt skriftlig erklæring at modtage følgende oplysninger om Analog Devices, Inc.’s (“Selskabets”) tildeling af “Restricted Stock Units” (“RSU’er”) i henhold til Analog Devices, Inc.’s ændrede og genfremsatte 2006 medarbejderaktieordning (“Ordningen”). Denne erklæring indeholder kun de oplysninger, der er nævnt i Aktieoptionsloven. De øvrige vilkår og betingelser for tildelingen er beskrevet nærmere i Global Restricted Stock Unit Agreement (“Aftalen”), i tillægget til Aftalen og i Ordningen.
1.    Tildelingsdato
Selskabets godkendte den {DENGRANTDATE} tildelingen af RSU’er i henhold til Ordningen. Tildelingsdatoen for dine RSU’er er således den {DENGRANTDATE}.
2.    Vilkår og betingelser for RSU-tildelingen
RSU-tildelingen og øvrige tildelinger under Ordningen foretages efter Selskabets eget skøn. Ved fastlæggelsen af, hvem der skal modtage RSU’er, hvor mange af Selskabets ordinære aktier, der skal være genstand for RSU’er, og de øvrige vilkår og betingelser for RSU’erne, lægger Selskabet vægt på en række faktorer, herunder bl.a. Selskabets historiske, nuværende og forventede regnskabsmæssige resultater, dine personlige resultater og værdien af dine ydelser for Selskabets fremtidige værdi og løbende drift. Uanset ovenstående kan Selskabet frit vælge ikke at foretage yderligere RSU-tildelinger eller andre tildelinger til dig fremover. I henhold til Ordningen og Aftalen har du ikke ret til eller krav på fremover at modtage RSU-tildelinger eller andre tildelinger.
3.    Modningsdato for RSU’er
Dine RSU’er modnes som anført i den modningsplan, der fremgår af afsnit 1 i Aftalen. Hvis du ikke forbliver ansat i Selskabet eller i et af Selskabets datterselskaber frem til modningsdatoen, kan du miste dine RSU’er helt eller delvist med virkning fra fratrædelsestidspunktet afhængig af de konkrete omstændigheder i forbindelse med din fratræden og tidspunktet herfor. Der henvises i den forbindelse til pkt. 5 nedenfor.
Når RSU’erne modnes, udsteder Selskabet én ordinær aktie i Selskabet til dig for hver RSU, der er modnet.
4.    Udnyttelseskurs
Da hver RSU giver dig ret til at modtage én ordinær aktie i Selskabet på modningsdatoen, uden at du vil skulle betale nogen omkostninger eller andre beløb, er der ingen udnyttelseskurs forbundet med RSU’erne.
5.    Din retsstilling i forbindelse med fratræden
I henhold til Aktieoptionsloven vil dine RSU’er fortsat være gyldige og fortabes ikke, hvis din arbejdsgiver afskediger dig, bortset fra som følge af grov pligtforsømmelse (ifølge dansk ret). Det betyder, at du fortsat kan have krav på at få overdraget RSU’erne (som om du stadig var ansat) i overensstemmelse med Aftalen og Ordningen, og du vil i særlige tilfælde være berettiget til at modtage en forholdsmæssig tildeling af yderligere RSU’er, hvis der sker en ny tildeling af RSU’er i det år, hvor du fratræder (beregningen af en eventuel forholdsmæssig tildeling foretages i henhold til Aktieoptionslovens § 5). Denne bestemmelse finder ikke anvendelse, såfremt opsigelsen skyldes din misligholdelse af ansættelseskontrakten.
RSU’erne vil også fortsat være gyldige, hvis din fratræden skyldes grov pligtforsømmelse (ifølge dansk ret) fra arbejdsgiverens side.
Hvis du fratræder din stilling af andre årsager, afhænger modningen og fortabelsen af RSU’erne af vilkårene i Aftalen. Derudover vil du ikke være berettiget til at få tildelt yderligere RSU’er efter din fratræden.
6.    Økonomiske aspekter ved at deltage i Ordningen
Tildelingen af RSU’er har ingen umiddelbare økonomiske konsekvenser for dig.Værdien af RSU’erne indgår ikke i beregningen af feriepenge, pensionsbidrag eller andre lovpligtige, vederlagsafhængige ydelser. Den skattemæssige behandling af RSU’erne afhænger af flere forhold, og du opfordres derfor til at søge særskilt rådgivning vedrørende din skattemæssige situation.
Aktier er finansielle instrumenter, og investering i aktier vil altid være forbundet med en økonomisk risiko. Muligheden for at opnå en fortjeneste på modningstidspunktet afhænger således ikke kun af Selskabets økonomiske udvikling, men også af den generelle udvikling på aktiemarkedet. Derudover kan kursen på Selskabets aktier både før og efter overdragelsen af RSU’erne falde, måske endda til et niveau, der ligger under kursen på Tildelingsdatoen.
7.    Diverse
Denne Erklæring har ikke til formål at ændre bestemmelserne i Ordningen eller Aftalen (eller i et dertil tilhørende dokument), og Ordningen og Aftalen (og eventuelle dertil tilhørende dokumenter) har forrang i tilfælde af flertydighed. Dine lovfæstede rettigheder i henhold til Aktieoptionsloven har dog forrang i tilfælde af flertydighed.

APPENDIX C - 3
VERSION 11/17

ARBEJDSGIVERERKLÆRING – DANMARK
Tildeling af “Restricted Stock Units” den {DENGRANTDATE}

Meddelelse afgivet af:
Analog Devices, Inc.
Three Technology Way
Norwood, MA 02062
U.S.A.

APPENDIX C - 4
VERSION 11/17

APPENDIX D

ISRAELI APPENDIX

Trust Arrangement. If the Participant resides in Israel and has not already signed an Israeli Appendix in connection with grants made under the Amended and Restated Analog Devices, Inc. 2006 Stock Incentive Plan (the “Plan”), then the Participant must print, sign & deliver the signed copy of this Israeli Appendix within 45 days to: Stock Plan Administrator, Treasury Department, Analog Devices, Inc., Norwood, Massachusetts, 02062 USA.

The Participant hereby understands and agrees that the RSUs are offered subject to and in accordance with the terms of the Israeli Sub-Plan (the “Sub-Plan”) to the Plan under the 102 Capital Gains Track (as defined in the Sub-Plan), the Trust Agreement between the trustee appointed by Analog Devices, (Israel) Ltd. (the “Trustee”), Global Restricted Stock Unit Agreement, including Appendix A thereto (collectively, the “Restricted Stock Unit Agreement”), and the Plan. In the event of any inconsistencies among the Sub-Plan, the Restricted Stock Unit Agreement, and/or the Plan, the Participant agrees that the Sub-Plan will govern the RSUs granted to the Participant in Israel.

Please sign this Israeli Appendix and return it to the address shown on the top within 45 days of receipt. If Analog Devices, (Israel) Ltd. or Analog Devices, Inc. does not receive your signed Israel Appendix, your RSUs shall terminate and will become null and void.

Name: {EMPNAME}                    Date

APPENDIX D - 1
VERSION 11/17

APPENDIX E
ANALOG DEVICES, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
Election To Transfer the Employer’s National Insurance Liability to the Employee

Onscreen disclaimer
If you are liable for National Insurance contributions (“NICs”) in the United Kingdom in connection with your restricted stock units (“Awards”), you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your awards.
Clicking on the “ACCEPT” box indicates your acceptance of the Election. You should read the “Important Note on the Election to Transfer Employer NICs” before accepting the Election.
Important Note on the Election to Transfer Employer NICs
If you are liable for National Insurance contributions (“NICs”) in the United Kingdom in connection with Awards that have been granted or assumed and converted under the Analog Devices, Inc. 2006 Stock Incentive Plan (the “Plan”), you are required to enter into an Election to transfer to you any liability for employer’s NICs that may arise in connection with your Awards.
By entering into the Election:

•	you agree that any employer’s NICs liability that may arise in connection with your Awards will be transferred to you;

•
you authorise your employer to recover an amount sufficient to cover this liability by such methods including, but not limited to, deductions from your salary or other payments due or the sale of sufficient shares acquired pursuant to your Awards; and

•
you acknowledge that even if you have clicked on the “ACCEPT” box where indicated, the Company or your employer may still require you to sign a paper copy of this Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Election.

Please read the Election carefully before accepting the Election.
Please print and keep a copy of the Election for your records.

APPENDIX E - 1
VERSION 11/17

APPENDIX E
ANALOG DEVICES, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.
The individual who has obtained authorised access to this Election (the “Employee”), who is employed by one of the employing companies listed in the attached schedule (the “Employer”) and who is eligible to receive restricted stock units (“Awards”) pursuant to the Analog Devices, Inc. Amended and Restated 2006 Stock Incentive Plan (the “Plan”), and

B.	Analog Devices, Inc. of One Technology Way, Norwood, Massachusetts 02062, U.S.A. (the “Company”), which may grant Awards under the Plans and is entering into this Election on behalf of the Employer.

1.	Introduction

1.1	This Election relates to all Awards granted to the Employee or assumed and converted under the Plan up to the termination dates of the Plans.

1.2	In this Election the following words and phrases have the following meanings:

(a)	“Chargeable Event” means, in relation to the Awards:

(i)	the acquisition of securities pursuant to restricted stock units and/or stock purchase rights (within section 477(3)(a) of ITEPA);

(ii)	the assignment (if applicable) or release of the restricted stock units in return for consideration (within section 477(3)(b) of ITEPA);

(iii)	the receipt of a benefit in connection with the restricted stock units, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA);

(iv)	post-acquisition charges relating to the shares acquired pursuant to the restricted stock units (within section 427 of ITEPA); and/or

(v)	post-acquisition charges relating to the shares acquired pursuant to the restricted stock units (within section 439 of ITEPA).

(b)	“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

(c)	“SSCBA” means the Social Security Contributions and Benefits Act 1992.

1.3
This Election relates to the employer’s secondary Class 1 National Insurance Contributions (the “Employer’s Liability”) which may arise on the occurrence of a Chargeable Event in respect of the Awards pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4
This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5
This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.	The Election

APPENDIX E - 2
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APPENDIX E
ANALOG DEVICES, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
Election To Transfer the Employer’s National Insurance Liability to the Employee

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability on the Chargeable Event is hereby transferred to the Employee. The Employee understands that, by signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 of the SSCBA.

3.	Payment of the Employer’s Liability

3.1	The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Chargeable Event:

(i)	by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Chargeable Event; and/or

(ii)	directly from the Employee by payment in cash or cleared funds; and/or

(iii)	by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(iv)	by any other means specified in the applicable award agreement.

3.2
The Company hereby reserves for itself and the Company the right to withhold the transfer of any securities related to the Awards to the Employee until full payment of the Employer’s Liability is received.

3.3
The Company agrees to remit the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Chargeable Event occurs (or within 17 days after the end of the UK tax month during which the Chargeable Event occurs if payments are made electronically).

4.	Duration of Election

4.1
The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.

4.2	This Election will continue in effect until the earliest of the following:

(i)	the Employee and the Company agree in writing that it should cease to have effect;

(ii)	on the date the Company serves written notice on the Employee terminating its effect;

(iii)	on the date HM Revenue & Customs withdraws approval of this Election; or

(iv)
after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

4.3	This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Any reference in this Election to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and the relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 ITEPA applies.
Acceptance by the Employee
The Employee acknowledges that, by clicking on the “ACCEPT” box, the Employee agrees to be bound by the terms of this Election.

Acceptance by Analog Devices, Inc.
Analog Devices, Inc. acknowledges that, by signing this Election or arranging for the scanned signature of an authorised representative to appear on this Election, Analog Devices, Inc. agrees to be bound by the terms of this Election.
Signature for and on

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APPENDIX E
ANALOG DEVICES, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
Election To Transfer the Employer’s National Insurance Liability to the Employee

behalf of Analog Devices, Inc.	____________________________

Position	____________________________

Date	____________________________

APPENDIX E - 4
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APPENDIX E
ANALOG DEVICES, INC.
AMENDED AND RESTATED 2006 STOCK INCENTIVE PLAN
Election To Transfer the Employer’s National Insurance Liability to the Employee

Schedule of Employer Companies
The following are employer companies to which this Election may apply:
For each company, provide the following details:
Analog Devices Limited

Registered Office:	Unit 3 Horizon Business Village, 1 Brooklands Road, Weybridge, Surrey, KT13 OTJ
Company Registration Number:	895439
Corporation Tax Reference:	6873689030216A
PAYE Reference:	120/A4055

Linear Technology (UK) Limited

Registered Office:	3 The Listons, Liston Road, Marlow, Buckinghamshire, SL7 1FD
Company Registration Number:	2149602
Corporation Tax Reference:	120PA00148447
PAYE Reference:	120/L30589

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